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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MAC-GRAY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

MAC-GRAY CORPORATION
404 Wyman Street, Suite 400
Waltham, Massachusetts 02451

April     , 2013

Dear Stockholder:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Mac-Gray Corporation to be held on June         , 2013,        local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (the "Annual Meeting").

        The items to be considered and voted on at the Annual Meeting are described in the Notice of Annual Meeting and are more fully addressed in our proxy materials accompanying this letter. We encourage you to read all of these materials carefully and then to vote the enclosed WHITE proxy card.

        Whether or not you expect to attend the meeting, please vote your shares by completing, signing, dating and returning the WHITE proxy card in the enclosed postage-prepaid envelope or vote by telephone or via the Internet according to the instructions provided on the proxy card.

        On behalf of your Board of Directors, thank you for your continued support and interest in Mac-Gray Corporation. I look forward to seeing you at the meeting on June         , 2013.

        Very truly yours,

STEWART GRAY MACDONALD, JR.
Chief Executive Officer

        Your vote is very important regardless of the number of shares you own. At your earliest convenience, please complete, sign, date and return the enclosed WHITE proxy card, which requires no postage if mailed in the United States, or you may vote the WHITE proxy card by telephone or via the Internet according to the instructions provided on the proxy card.

        Stockholders with questions or requiring assistance voting their shares may contact MacKenzie Partners, Inc., our proxy solicitor:

105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com
(212) 929-5500 (Call Collect)
or
TOLL FREE 1-800-322-2885

MAC-GRAY CORPORATION
404 Wyman Street, Suite 400
Waltham, Massachusetts 02451
(781) 487-7600

 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE        , 2013

         NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Mac-Gray Corporation, a Delaware corporation (the "Company"), will be held on June         , 2013 at                          , local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (together with adjournments or postponements thereof, the "Annual Meeting"):

  1.
  to elect two Class I directors, each to hold office until the Company's annual meeting of stockholders to be held in 2016 and until such director's successor is duly elected and qualified;

  2.
  to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to allow the By-laws of the Company to be amended or repealed by the affirmative vote of a majority of shares present in person or represented by proxy at any annual meeting of stockholders, or special meeting of stockholders called for such purpose;

  3.
  to consider and vote upon, on a non-binding, advisory basis, a resolution approving the overall compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement;

  4.
  to ratify the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2013; and

  5.
  to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         In connection with Proposal 1, the Company has nominated David W. Bryan and Mary Ann Tocio (the "Company Nominees") for election as Class I directors and recommends that the stockholders vote FOR the Company Nominees by returning the enclosed WHITE proxy card.

         We have received a notice from Moab Partners, L.P. ("Moab") and certain of its affiliates for the nomination of three individuals to our Board at the Annual Meeting. Any candidates nominated by Moab have NOT been endorsed by our Board. OUR BOARD URGES YOU NOT TO SIGN ANY PROXY CARDS SENT TO YOU BY MOAB OR ITS AFFILIATES.

         Any proxy may be revoked at any time before it is voted on any matter by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or voting by telephone or via the Internet at a later date or by attending the Annual Meeting and voting in person. The latest dated completed proxy will be the one which counts.

         The Board of Directors has fixed the close of business on April 25, 2013 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

         Directions to the Goodwin Procter LLP Conference Center are included on the outside back cover of the Proxy Statement for the Annual Meeting of Stockholders to be held on June         , 2013.

By Order of the Board of Directors,

LINDA A. SERAFINI
Secretary

Waltham, Massachusetts
April     , 2013

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR TO VOTE THE WHITE PROXY CARD BY TELEPHONE OR VIA THE INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD OR VOTED BY TELEPHONE OR VIA THE INTERNET.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June         , 2013:

The Proxy Statement and Annual Report to Stockholders are available at
 http://www.macgray.com/proxy.

MAC-GRAY CORPORATION
404 Wyman Street, Suite 400
Waltham, Massachusetts 02451
(781) 487-7600

PROXY STATEMENT

 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June         , 2013

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Mac-Gray Corporation, a Delaware corporation (the "Company", "Mac-Gray", "we", "us" or "our"), for use at the Annual Meeting of Stockholders of the Company to be held on June         , 2013 at                        , local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (together with any adjournments or postponements thereof, the "Annual Meeting").

        We intend to release the Notice of the Annual Meeting, Proxy Statement and the accompanying WHITE Proxy Card beginning on or about April     , 2013 to stockholders of record as of April 25, 2013. The Board has fixed the close of business on April 25, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date").

        We have received a notice from Moab Partners, L.P. ("Moab") and certain of its affiliates for the nomination of three individuals to our Board at the Annual Meeting. Any candidates nominated by Moab have NOT been endorsed by our Board. OUR BOARD URGES YOU NOT TO SIGN ANY PROXY CARDS SENT TO YOU BY MOAB OR ITS AFFILIATES.

        Execution and return of the enclosed WHITE proxy card is being solicited by and on behalf of our Board for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by directors, nominees and executive officers of the Company, both in person and by mail, telephone, facsimile, and e-mail. We may also solicit proxies through press releases issued by the Company, advertisements in periodicals or postings on our website. We have retained MacKenzie Partners, Inc. ("MacKenzie Partners") to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of $100,000, plus reasonable out-of-pocket expenses relating to the solicitation. Approximately 40 MacKenzie Partners employees will participate in the solicitation of proxies.

        Mac-Gray estimates that total costs relating to the solicitation of proxies (other than the amount normally expended for a solicitation for an election of directors in the absence of a contest and excluding salaries and wages of officers and employees) are expected to be approximately $500,000, including approximately $130,000 in fees and out-of-pocket expenses payable to MacKenzie Partners. To date, Mac-Gray has incurred approximately $120,000 in expenses in communicating with its stockholders in connection with this proxy solicitation. Actual expenditures may vary materially from this estimate, however, as many of the expenditures cannot be readily predicted. The entire expense of preparing, assembling, printing and mailing this proxy statement and any other related materials and the cost of communicating with Mac-Gray stockholders will be borne by Mac-Gray.

        Appendix A to this Proxy Statement sets forth certain information relating to the Company's directors, nominees, and executive officers who may be soliciting proxies on the Company's behalf.

Voting Securities of the Company

        Only holders of record of Common Stock, par value $0.01 per share, of the Company ("Common Stock") at the close of business on the Record Date will be entitled to notice of and to vote at the

Annual Meeting. As of April 25, 2013, there were                shares of Common Stock outstanding and entitled to vote at the Annual Meeting and            stockholders of record. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting.

        The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. "Withhold authority" votes, "abstentions" and "broker non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A "withhold authority" vote is a stockholder's vote to withhold authority to cast a vote "for" the election of one or more director nominees. An "abstention" represents an affirmative choice to decline to vote on a proposal other than the election of directors. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power under applicable law with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. If you hold shares through a broker, bank or other custodian (also referred to as holding shares in "street-name"), only such broker, bank, custodian or other nominee can vote your shares. In order to ensure that your shares are voted at the Annual Meeting, you must give specific instructions regarding how to vote your shares. If you do not give specific instructions regarding how to vote your shares, the broker, bank, custodian or other nominee may not exercise their discretion to vote your shares with respect to any of the proposals at the Annual Meeting other than the proposal to ratify McGladrey & Pullen, LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2013.

        Proposal 1, election of two Class I directors, shall be determined by a plurality vote, which means the two nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. For this purpose, abstentions and broker non-votes will not be treated as votes cast and will have no impact on the outcome of the vote. In connection with Proposal 1, the Board has nominated David W. Bryan and Mary Ann Tocio (the "Company Nominees") for election as Class I directors and recommends that the stockholders vote FOR the Company Nominees by returning the enclosed WHITE proxy card. For Proposal 2, the approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company, the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment is required for approval. For this purpose, abstentions and broker non-votes will be treated as votes cast against this proposal. On Proposal 3, the approval of executive compensation, and Proposal 4, the ratification of the independent auditors, the affirmative vote of a majority of the votes properly cast for and against each such matter is required for approval. For Proposals 3, and 4, abstentions and broker non-votes are not included in the number of votes cast for and against the proposal and therefore have no effect on the vote on such proposal.

        Whether or not you are able to attend the Annual Meeting, the Company urges you to vote the WHITE proxy card, which is being solicited by our Board, and which, when properly executed, will be voted as you direct. The WHITE proxy card provides spaces for a stockholder to vote for the Company Nominees, or to withhold authority to vote for any or all of such nominees, for election as directors. You may vote FOR any director nominee, WITHHOLD your vote from all director nominees or WITHHOLD your vote from any of the director nominees.

        Stockholders of the Company are requested to complete, date, sign and return the accompanying WHITE proxy card in the enclosed envelope or to vote the WHITE proxy card by telephone or via the Internet according to the instructions on the proxy card. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given on the WHITE proxy card, properly executed proxies will be voted "FOR" the election of the Company Nominees, "FOR" the charter amendment, "FOR" the approval of executive compensation and "FOR"

the approval of the independent registered public accounting firm. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        Any proxy may be revoked at any time before it is voted on any matter by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or voting by telephone or via the Internet at a later date or by attending the Annual Meeting and voting in person. The latest dated completed proxy will be the one which counts.

        The Annual Report of the Company for the fiscal year ended December 31, 2012 (the "Annual Report") is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material. We will furnish a copy of our Annual Report, with exhibits, free of charge to each stockholder or beneficial owner of our Common Stock who forwards a written request to us at Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451, Attention: Secretary. This Proxy Statement and the Annual Report are also available at http://www.macgray.com/proxy.

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address: Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451, Attention: Secretary, telephone: 781-487-7600. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

 BACKGROUND TO THE PROXY CONTEST

Company Background Information

        On November 14, 2011, Moab filed a Schedule 13D with the SEC disclosing that Moab, together with its affiliates, beneficially owned 1,117,600 shares of the Company's common stock, representing approximately 8.3% of the outstanding common stock of the Company as of such date. In the Schedule 13D, Moab stated, among other things, its concern over the decision by the Board to reject a proposal to acquire the Company and requested that the Company disseminate to stockholders certain information regarding the Board's decision to reject this proposal.

        In February 2012, the Company received a letter from Moab notifying the Company that Moab was nominating Jonathan G. Davis and Bruce A. Percelay for election to the Board at our 2012 annual meeting of stockholders. Following these nominations, the Governance and Nominating Committee met to discuss the Moab nominees and interviewed Mr. Davis and Mr. Percelay to more fully understand their qualifications to serve as a director of the Company. Between February and April of 2012, the Company and certain stockholders, including Moab, engaged in various discussions regarding a series of topics, including these nominations. At the conclusion of these interviews and discussions, the Board determined to nominate Mr. Percelay for election to the Board at the 2012 annual meeting of stockholders, along with Paul R. Daoust, who had been added to the Board in January 2012. On April 24, 2012, Moab converted its Schedule 13D filing to a Schedule 13G and announced its decision to withdraw its nominations, and also indicated that it intended to support the election of Mr. Daoust and Mr. Percelay. On June 7, 2012, at the Company's 2012 annual meeting, the Company's stockholders elected Mr. Daoust and Mr. Percelay to the Board as Class III directors whose terms will expire at the 2015 annual meeting of stockholders.

        On March 6, 2013, the Company received a letter from Moab notifying the Company that Moab was nominating Mark L. Bromberg, James E. Hyman and Michael M. Rothenberg (collectively, the "Moab Nominees") for election to the Board at the Annual Meeting (the "March 6 Letter"). On March 6, 2013, Moab filed a Schedule 13D with the SEC, which included a copy of the March 6 Letter and other solicitation materials. The Schedule 13D disclosed that Moab, together with certain of its affiliates, beneficially owned 1,329,918 shares of the Company's common stock as of March 4, 2013, representing approximately 9.1% of the outstanding common stock.

        On or about March 12, 2013 and on March 20, 22 and 26, 2013, a representative from MacKenzie Partners participated in telephone conversations with representatives from our stockholder, River Road Asset Management, to discuss various matters, including the Company's strategic direction, the composition of the Board and its committees, and certain corporate governance matters. On March 27, 2013, Stewart Gray MacDonald, Jr., our Chief Executive Officer, and Michael J. Shea, our Chief Financial Officer, met with representatives from our stockholder, Polaris Capital Management, to discuss the Company's business and strategic direction.

        Following these discussions, the Board convened a special meeting on April 5, 2013 to consider the nominations for the election of directors and certain other corporate governance matters. At this meeting, in considering the nominations for the election of directors at the Annual Meeting, the Board noted that Mr. McCauley will be 73 years old by the date of the Annual Meeting and 76 at the end of his term as director. The Board also considered the Company's policy that independent directors are not eligible for re-election after they turn 70 years old, and that it had already waived this policy for Mr. McCauley's re-election at the 2010 annual meeting. In light of these factors, and despite Mr. McCauley's contributions and service to the Company and the Board over the last decade, the Board determined that Mr. McCauley would not be nominated for re-election at the Annual Meeting. Next, the Board noted that an individual nominated by Moab in connection with last year's annual meeting (Bruce A. Percelay) was already serving on the Board and that the Board had added another new director (Paul Daoust) to the Board in 2012. The Board then considered the experience, qualifications, attributes and skills of Mr. Bryan and Ms. Tocio, as summarized in their biographies below, and determined that nominating Mr. Bryan and Ms. Tocio for election at the Annual Meeting was in the best interests of the Company and its stockholders as discussed below under "Proposal 1—Election of Directors".

        Also at the April 5, 2013 meeting, the Board considered several corporate governance matters. In light of its discussions with stockholders over the last several months, the Board determined to terminate the Company's shareholder rights plan, effective as of April 8, 2013. Additionally, the Board determined to recommend to stockholders an amendment to the Company's charter to reduce the stockholder vote required to amend the Company's By-laws from 75% to a majority of the shares present in person or represented by proxy and entitled to vote on such amendment at a meeting of stockholders.

 PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

        The Board presently consists of eight members and is divided into three classes, with three directors in Class I, three directors in Class II and two directors in Class III. Directors serve three-year terms, with one class of directors being elected by the Company's stockholders at each annual meeting of stockholders. Upon the recommendation of the Governance and Nominating Committee, our Board has nominated for re-election as Class I directors David W. Bryan and Mary Ann Tocio. The Board determined that, in light of the Company's policy that independent directors are not eligible for re-election after they turn 70, Mr. McCauley would not be nominated for re-election at the Annual Meeting and his term as a director will expire at the Annual Meeting on June         , 2013. At the end of Mr. McCauley's term as a director, the Board will be fixed at seven members. At the Annual Meeting, two Class I directors will be elected to serve until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified.

        We have received a notice from Moab for the nomination of Mark Bromberg, James E. Hyman and Michael M. Rothenberg to our Board at the Annual Meeting. The Company's Governance and Nominating Committee generally identifies candidates for director nominees through discussions with directors and management; however, the Governance and Nominating Committee will also consider stockholder recommendations for nominees for membership of the Board. After receiving the Moab notice, the Board considered the nominations for the election of directors and evaluated the experience, qualifications, attributes and skills of each candidate. Following such review, and considering that the Board already has a member who was introduced to the Company by Moab, the Board determined to nominate Mr. Bryan and Ms. Tocio for re-election.

        Over the last two years, our Board has given considerable consideration to its composition and to the Company's corporate governance and strategic direction, and at last year's annual meeting supported the election of a Moab nominee to the Board and added a new director Paul Daoust. This year, however, our Board believes that Mr. Bryan and Ms. Tocio have the depth and breadth of expertise and experience in those areas that we believe are critical to our future success. Mr. Bryan brings to the Board, and to the Company's Compensation Committee he chairs, considerable experience in executive management in both public and private companies including marketing and sales, strategic planning, new business development and corporate development. Ms. Tocio brings to our Board executive leadership experience and extensive operational management expertise in service industries for both public and private companies. Her experience as President and COO of Bright Horizons is particularly valuable to Mac-Gray, with that company's similar decentralized, locally based branch structure. In addition, Mr. Bryan and Ms. Tocio understand our business and the challenges facing our Board at this important time in the Company's history. In contrast, our Board believes that the Moab nominees offer no skills that are not already well-represented on our Board and have no experience in our industry.

        OUR BOARD URGES YOU NOT TO VOTE FOR ANY INDIVIDUALS WHO MAY BE NOMINATED BY MOAB OR ITS AFFILIATES AND TO EXECUTE AND RETURN, OR FOLLOW THE INSTRUCTIONS TO VOTE ON, THE ENCLOSED WHITE PROXY CARD TO VOTE FOR MR. BRYAN AND MS. TOCIO.

        The Board recommends that you DO NOT sign or return any color proxy card that may be sent to you by Moab or anyone else, even as a protest. Voting to "withhold" with respect to any of Moab's nominees on a color proxy card that Moab sends you is not the same as voting FOR the Board's nominees, because a vote to "withhold" with respect to any of Moab's nominees on its proxy card will revoke any previous proxy submitted by you. If you have previously submitted a color proxy card, we urge you to revoke that proxy by voting in favor of the Board's nominees by using the enclosed WHITE proxy card. Once you submit a proxy using the enclosed WHITE proxy card, we urge you not to subsequently submit a vote using any color proxy card. Only the latest validly executed proxy that you submit will be counted.

        Mr. Bryan and Ms. Tocio have consented to being named as a nominee in this Proxy Statement and have agreed to stand for election and to serve, if elected, as a director.

 INFORMATION REGARDING DIRECTORS/NOMINEES

        Set forth below is certain information regarding the directors of the Company, including the individuals who have been nominated for election at the Annual Meeting as Class I directors, based on information furnished by them to the Company.

Name	Age	Director Since
Class I (Term expires 2013)
Edward F. McCauley	73	2004
David W. Bryan*	67	2004
Mary Ann Tocio*	64	2006
Class II (Term expires 2014)
Thomas E. Bullock	66	2000
William F. Meagher, Jr.	74	2007
Alastair G. Robertson	61	2008
Class III (Term expires 2015)
Paul R. Daoust	65	2012
Bruce A. Percelay	58	2012

*
Nominee for election

        Thomas E. Bullock has served as Chairman of the Board since June 2009 and has been a director of the Company since November 2000. Mr. Bullock is retired and serves as a member of the Board of Directors of Transfair USA, a fair-trade certification company working with farmers in 38 countries. Mr. Bullock was previously a director of Zildjian Cymbals. From 1997 to 2000, Mr. Bullock was President and Chief Executive Officer ("CEO") of Ocean Spray Cranberries, Inc., a global manufacturer and distributor of fruit juice and fruit products. Prior to 1997, Mr. Bullock held various senior roles with Ocean Spray for 21 years. Mr. Bullock graduated from St. Joseph's University with a BS degree in marketing. Mr. Bullock's extensive management experience as President and CEO of a nearly $2 billion major corporation and his many years of marketing and sales experience, both international and domestic, make him a very valuable member of the Board with outstanding skills and experience in executive leadership and management.

        William F. Meagher, Jr. has been a director of the Company since May 2007. Prior to his retirement in 1998, Mr. Meagher was Managing Partner of the Boston office of Arthur Andersen, LLP, an international accounting firm, where he served as engagement partner on engagements in the transportation, construction, technology and manufacturing industries. Mr. Meagher was employed by Arthur Andersen, LLP for 38 years. Mr. Meagher is a Trustee of Dana Farber Cancer Institute and North Hill Needham, Inc. Mr. Meagher formerly served on the Boards of Dover Saddlery, Inc. and SkillSoft, PLC. Mr. Meagher graduated with a BS degree in accounting from Holy Cross College. Mr. Meagher's many years of experience as an office managing partner and audit partner at Arthur Andersen, LLP, his extensive financial accounting knowledge and experience with accounting principles, financial reporting rules and regulations, as well as his experience overseeing the financial reporting process of large public companies from an independent auditor's perspective and as a board member and audit committee member of other public companies makes him an invaluable member of the Audit Committee.

        Alastair G. Robertson has been a director of the Company since June 2008. Mr. Robertson currently has his own leadership consulting company known as Motivation for Leadership. In addition, Mr. Robertson is a global advisor to Q5 Partners, an international consulting firm. Mr. Robertson was previously a partner of Evolve Management Partners, an international change management and leadership consulting firm, from 2004 - 2007, when he became an advisor and remained in that role until 2012. Prior to advising Evolve Management Partners, Mr. Robertson was a senior partner for seven years with Accenture Ltd., a management consulting, technology services and outsourcing company, heading their Global Leadership practice and jointly leading their Organization and Strategic Change practice, across many business sectors. Prior to that time, over a span of 17 years, Mr. Robertson held senior executive positions at Mars Incorporated, PepsiCo, Inc., and Pillsbury, each a global manufacturer and distributor of beverages, food and confectionaries. Mr. Robertson spent many years in the consumer products and food industries, in R&D, marketing and manufacturing roles, before commencing his 15 year consulting career in leadership development, governance practices, strategic change and organizational behavior. He is a specialist in the creation of tailor-made leadership strategies, building on motivational strengths, to change leadership behavior on a sustained basis, creating leadership for high performance. His clients have included CEO's across the globe. Additionally Mr. Robertson is a published author on global leadership trends, and regularly participates in leadership research projects. Mr. Robertson's expertise in leadership and governance practices is valuable to the Company in his role as a Board member and as Chair of the Governance and Nominating Committee.

        Edward F. McCauley has been a director of the Company since March 2004. Mr. McCauley is retired. Over a thirty-six year career at Deloitte & Touche, LLP, one of the world's largest public accounting firms, Mr. McCauley served as Lead Audit Partner or Advisory Partner for a number of Fortune 500 companies, non-profit and regulated enterprises. He retired from Deloitte & Touche in 2001. Mr. McCauley is a director and Audit Committee Chair of Harvard Pilgrim Healthcare, Inc., a large non-profit health insurance company. Mr. McCauley was a director and Audit Committee Chair of Salary.com, Inc., formerly a NASDAQ company and provider of software as a service (SAAS) compensation solutions, which was acquired by Kenexa Corporation in 2010. Mr. McCauley has a BS in accounting from St. Joseph's University. As a retired Partner from Deloitte & Touche and a CPA, Mr. McCauley brings many years of experience in accounting and SEC regulations to the Company. He served many complex enterprises while with Deloitte & Touche, and presently serves as Chairman of our Audit Committee. Mr. McCauley's extensive financial accounting knowledge is an invaluable asset to our Board. Mr. McCauley's term will expire at the 2013 Annual Meeting, and he has not been nominated for re-election at the Annual Meeting. Mr. McCauley will continue to serve on the Board until the Annual Meeting.

        David W. Bryan has been a director of the Company since March 2004. Mr. Bryan is retired. Mr. Bryan was the CEO of Capsized, Inc., an Internet specialty retailer, from 1999 - 2001 and CEO of Avedis Zildjian Company Inc., a leading manufacturer of musical instruments, from 1995 to 1999. Prior to 1995, Mr. Bryan spent twelve years in executive positions at Sara Lee Corporation, a Fortune 500 consumer products company, where his positions included Vice President and Corporate Officer responsible for strategic planning and business development and President of Aris-Isotoner Company, a $200 million subsidiary. Mr. Bryan served as a director of the Avedis Zildjian Company Inc. and Electrolux Corporation. Mr. Bryan received his B.A. from Colby College and an MBA from Columbia University. Mr. Bryan brings to the Board, and to the Company's Compensation Committee he chairs, considerable experience in executive management in both public and private companies including marketing and sales, strategic planning, new business development and corporate development.

        Mary Ann Tocio has been a director of the Company since November 2006. Ms. Tocio currently is President, Chief Operating Officer and a director of Bright Horizons Family Solutions Inc., the world's largest provider of employer-supported childcare, early education and work/life solutions. Ms. Tocio has been employed by Bright Horizons since 1992, has been President and COO since 2000 and has been a director of Bright Horizons since 2001. Prior to joining Bright Horizons, Ms. Tocio had several years of experience managing a multi-site service organization and more than 20 years of experience in the health care industry. Ms. Tocio is a director of Harvard Pilgrim Healthcare, Inc. where she serves as Vice-Chair of the board and also serves on its finance committee and nominating and governance committee. Ms. Tocio previously served on the board of directors of Zany Brainy, Inc., a NASDAQ company and specialty retailer of high quality educational toys and books. Ms. Tocio received her MBA from Simmons College School of Management. Ms. Tocio brings to our Board executive leadership experience and extensive operational management expertise in service industries for both public and private companies. The Bright Horizons experience is particularly valuable to Mac-Gray, with that company's similar decentralized, locally branch based structure.

        Paul R. Daoust has been a Director of the Company since January, 2012. Since February, 2005, Mr. Daoust has served as the chairman of HighRoads, Inc., a privately held technology-enabled services company, where he also served as CEO from February, 2005 to December, 2008. Mr. Daoust served as Interim CEO of Salary.com (SLRY), a provider of SAAS compensation solutions, from January 2010 to October, 2010, and was a member of its Board from November, 2006 to October, 2010 when the company was acquired. Mr. Daoust served on the Board of Directors of Gevity HR, Inc. (GVHR), a publicly traded company providing HR to the SMB Market from May, 2006 to June, 2009 when it was acquired. Mr. Daoust currently serves on the Board of Directors of The Caldwell Partners International Inc. (TSX:CWL), one of North America's premier providers of executive search. From October, 2000 to July, 2003 he was chairman and CEO of GRX Technologies, Inc., a privately held software company. For more than 28 years, Mr. Daoust worked for Watson Wyatt Worldwide, one of the world's largest HR consulting firms and retired in June, 1998 after a 5 year stint as global COO and 9 years as a board director. He currently serves on the advisory boards of Brodeur Partners, Employ Insight and Bullseye Evaluation, all private companies. Mr. Daoust holds a B.A. in Mathematics from Boston College and a Masters of Actuarial Science, with distinction, from the University of Michigan and he is a Fellow of the Society of Actuaries. Mr. Daoust brings to the Board extensive experience in executive management and board directorship for both public and private companies.

        Bruce A. Percelay has been a Director of the Company since June, 2012 and was introduced as candidate for the Board by Moab. From 1985 to the present, Mr. Percelay has served as Chairman of The Mount Vernon Company, a Boston-based real estate investment and development firm that owns and operates approximately 1,400 apartments in the greater Boston, Massachusetts and Providence, Rhode Island markets. Mr. Percelay brings to the Board operational, financial and strategic experience with the Company's core customer base as well as financial valuation, acquisition and divestiture experience.

 CORPORATE GOVERNANCE

Board of Directors

        During the fiscal year ended December 31, 2012 ("Fiscal 2012"), the Board held fifteen (15) meetings. During the periods that he or she served, each director attended at least 75% of the aggregate of: (1) the number of Board meetings held and (2) the number of meetings of all committees on which he or she served.

Director Independence

        The Board determined that each of our directors and nominees (Messrs., Bryan, Bullock, McCauley, Robertson, Meagher, Daoust, Percelay and Ms. Tocio) is independent within the meaning of the director independence standards of the NYSE and the applicable rules of the Securities and Exchange Commission (the "SEC"). In making this determination, the Board solicited information from each of the directors and nominees regarding, among other things, whether that director or nominee, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving our Company, was involved in a debt relationship with our company or received personal benefits outside the scope of the director's normal compensation. The Board considered the responses of the directors and nominees, and independently considered the commercial agreements and other material transactions entered into by us during Fiscal 2012, and determined that none of our directors or nominees had a material interest in those transactions.

        Directors are encouraged to attend the Company's annual meetings of stockholders. All directors serving on the Board at the time attended the 2012 annual meeting of stockholders.

Chairman Independence

        The Board of Directors does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors or should be an employee of the Company. The Board of Directors believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Currently, the roles of Chairman of the Board of Directors and Chief Executive Officer of the Company are separated.

Executive Session

        In accordance with the Company's Corporate Governance Guidelines, the independent directors meet in executive session at least four (4) times per year. Mr. Bullock, the independent chairman of the Board, presides at such meetings.

Board Evaluation

        The Governance and Nominating Committee coordinates an annual evaluation process by the directors of the Board's performance and procedures. The Audit Committee, the Compensation Committee and the Governance and Nominating Committee each conduct an annual evaluation of their performance and procedures, including the adequacy of their charters.

Code of Business Conduct

        The Board has adopted a Code of Business Conduct applicable to all officers, employees and Board members. The Code of Business Conduct is posted on Mac-Gray's website at www.macgray.com under the "Corporate Governance" caption of the "Investor Relations" tab and is also available in print to any stockholder upon request. Any amendment to, or waiver of, the Code of Business Conduct that applies to the Company's CEO, Chief Financial Officer, Vice President of Finance, Corporate Controller or any person performing similar functions will be disclosed on the website promptly following the date of such amendment or waiver.

Communications with the Board

        The Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to the Secretary of the Company at Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451 and marked to the attention of the Board, any of its committees or individual directors or the non-management directors as a group. All correspondence will be forwarded to the intended recipients.

Committees of the Board

        The Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and an Executive Committee. Each committee is comprised solely of directors determined by the Board to be independent under the applicable NYSE and SEC rules. You may find copies of the charters of the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Executive Committee in the "Investor Relations" section of our website at www.macgray.com. The charters are also available in print to any stockholder upon request.

        Audit Committee.    The Audit Committee, consisting of Edward F. McCauley (Chairman), William F. Meagher, Jr. and Bruce A. Percelay, held seven (7) meetings during Fiscal 2012. The Board has made a determination that each of the members of the Audit Committee satisfies the independence and experience requirements of both the NYSE and SEC. The Board also determined that each of Messrs. McCauley and Meagher is an "audit committee financial expert," as defined by SEC rules. In addition, the Board determined that each Audit Committee member is financially literate as defined by the NYSE. The Audit Committee assists the Board in its oversight of the integrity of the Company's financial statements; the Company's compliance with legal and regulatory requirements; the qualifications, independence and performance of the Company's independent auditors; and the performance of the Company's internal audit function. This includes the selection and evaluation of the independent auditors; the oversight of the Company's systems of internal accounting, internal controls, and financial controls; the review of the annual independent audit of the Company's financial statements; the establishment of "whistle-blowing" procedures; and the oversight of other compliance matters. The Audit Committee meets periodically with management, the internal auditor and the Company's independent auditors in separate executive sessions.

        Compensation Committee.    The Compensation Committee, consisting of David W. Bryan (Chairman), Mary Ann Tocio and Paul R. Daoust, held four (4) meetings during Fiscal 2012. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NYSE rules set forth in Section 303A of the New York Stock Exchange Listed Company Manual.

        The Compensation Committee's responsibilities, which are discussed in detail in its charter, include:

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  Compensation Plans:  Reviewing the Company's compensation plans; counseling with the Company's CEO and independent consultants regarding different compensation approaches; periodically reviewing market data to assess the Company's competitive position for the components of its executive officer compensation by reviewing current compensation surveys; and administering and making recommendations to the Board regarding the adoption, amendment, rescission of, or other matters regarding all incentive compensation plans and equity-based plans.

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  Chief Executive Officer Compensation:  Reviewing and approving the annual corporate goals and objectives that may be relevant to the compensation of the CEO; annually evaluating the performance of the CEO in meeting those goals and objectives; and based on such evaluation, setting the CEO's compensation.

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  Executive Officer Compensation:  Reviewing and approving the compensation of the Company's executive officers other than the CEO.

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  Board Compensation:  Making recommendations, in consultation with the Governance and Nominating Committee, to the Board regarding the compensation of members of the Board, including awards under the Company's equity-based plans.

        The Compensation Committee also determines the number of options to be granted or shares of Common Stock to be issued to eligible persons under the Company's 2009 Stock Option and Incentive Plan (the "2009 Plan," together with the 2005 Stock Option and Incentive Plan and 1997 Stock Option and Incentive Plan, the "Option Plans"), prescribes the terms and provisions of each grant made under the Option Plans and administers and interprets the Option Plans.

        The Compensation Committee has the authority to delegate its authority to subcommittees but has not elected to do so as of the date of the mailing of this Proxy Statement.

        Governance and Nominating Committee.    The Governance and Nominating Committee, consisting of Alastair G. Robertson (Chairman), Edward F. McCauley and Thomas E. Bullock, held eight (8) meetings during Fiscal 2012. The Governance and Nominating Committee assists the Board in finding and nominating qualified people for election to the Board, assessing and evaluating the Board's effectiveness, and establishing, implementing and overseeing the Company's governance programs and policies. The Board has adopted a Governance and Nominating Committee charter and Corporate Governance Guidelines, which are available in the "Investor Relations" section of the Company's website at www.macgray.com. These materials are also available in print to any stockholder upon request.

Policies Governing Director Nominations

        The Governance and Nominating Committee is responsible for reviewing the qualifications of, and recommending to the Board, individuals to be nominated for membership on the Board. The Governance and Nominating Committee considers nominees using the criteria for the composition of the Board and the qualifications of members as outlined in the Governance and Nominating Committee charter. The Governance and Nominating Committee believe that nominees should, in the judgment of the Board, be individuals of the highest character and integrity, possessing business and financial acumen, demonstrated business ethics, and tenure and breadth of experience in a significant leadership capacity. The Governance and Nominating Committee also believes that each individual shall provide the desired mix of characteristics, qualifications, and diverse experiences, perspectives, and skills appropriate for a corporation such as the Company.

        Neither the Company's Governance and Nominating Committee nor its Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees. However, both may consider diversity when identifying and evaluating proposed director candidates.

        Generally, the Governance and Nominating Committee identifies candidates for director nominees through discussions with directors and management and may engage search firms or other advisors. The Governance and Nominating Committee will also consider stockholder recommendations for nominees for membership on the Board. Stockholders may make a nominee recommendation by sending the nomination to the Secretary of the Company at Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451, who will then forward the recommendation to the Governance and Nominating Committee. Qualified entirely by reference to the Company's By-laws and Governance and

Nominating Committee charter and the disclosure requirements set forth therein, a stockholder's recommendation must include, as to each person whom the stockholder proposes to nominate for election or re-election as a director:

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  The name and address of the stockholder making such recommendation as they appear on the Company's books, and the names and addresses of any other stockholders proposing such candidate;

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  As to each proposing stockholder, certain information regarding such stockholder's beneficial ownership of, and arrangements related to, securities of the Company;

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  A description of all arrangements or understandings by and among any of the stockholders proposing such candidate; and

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  All information relating to such candidate that is required pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

        The Governance and Nominating Committee may request additional information regarding such candidate to assist in its evaluation. In evaluating director nominees, the Governance and Nominating Committee shall be guided by the following principles: (1) each candidate should be an individual of the highest character and integrity, possessing business and financial acumen, demonstrated business ethics, and tenure and breadth of experience in a significant leadership capacity, (2) each candidate should provide the desired mix of characteristics, qualifications, and diverse experiences, perspectives, and skills appropriate for a corporation such as the Company, (3) each candidate's past or anticipated contributions to the Board and its committees should be clear, (4) each candidate should have sufficient time to devote to the affairs of the Company, and (5) each candidate should represent the interests of the stockholders as a whole. The Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

        The Board maintains an active role in the oversight of risk management for the Company. This oversight is conducted directly by the Board and also through committees of the Board, as disclosed in the descriptions of each of the committees contained in this Proxy Statement and in the charters of each of the committees. The Board regularly reviews information relating to the Company's credit, liquidity and operations, as well as the risks associated with each. The Board committees also regularly review and manage risk. The Audit Committee manages risk through the oversight and monitoring of the Company's financial reporting process, the Company's procedures for compliance with accounting, legal and regulatory requirements, and the performance of the Company's internal audit function. The Compensation Committee is responsible for the management of risks relating to the executive compensation program, including incentive-based and equity-based awards. The Governance and Nominating Committee monitors risk associated with the independence of the Board and potential conflicts of interest as well as with director nominations, both internally and by stockholders, through an analysis of credentials and the development of nomination guidelines. The Governance and Nominating Committee also manages risk through review of corporate governance, providing recommendations for changes, including composition of the Board, and assuring communication with stockholders.

        As discussed above, on March 6, 2013, Moab notified the Company of its intention to nominate three individuals for election to the Board at the Annual Meeting. In connection with this year's Annual Meeting, the Governance and Nominating Committee considered each of the three individuals recommended by Moab, and the two incumbent directors who are standing for re-election, using the criteria and following the process discussed above. The Board has determined that the election of Mr. Bryan and Ms. Tocio is in the best interest of the Company and its stockholders.

 REPORT OF THE AUDIT COMMITTEE

        As more fully described in its charter, the Audit Committee is appointed by the Board to assist the Board in the general oversight and monitoring of management's and the independent auditor's execution and supervision of the Company's financial reporting process, the Company's procedures for compliance with legal and regulatory requirements, and the performance of the Company's internal audit function. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of both the Company's internal audit function and external independent auditor.

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States ("GAAP"). Management has the primary responsibility for preparation of the financial statements. The Company's independent auditors are responsible for auditing those financial statements and expressing their opinion on whether the financial statements are fairly stated in all material respects in conformity with GAAP. In giving recommendations to the Board, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (ii) the report of the Company's independent auditors with respect to such financial statements.

        The Audit Committee has reviewed and discussed with management and with McGladrey and Pullen, LLP ("McGladrey"), the Company's independent auditors, the Company's audited financial statements for the year ended December 31, 2012. The Audit Committee has discussed with McGladrey the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (ACIPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from McGladrey the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey's communications with the Audit Committee concerning independence, and has discussed with McGladrey its independence from the Company and its management. Further, the Audit Committee has considered whether McGladrey's provision of non-audit services to the Company is compatible with maintaining their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

The Audit Committee,

Edward F. McCauley, Chairman
William F. Meagher, Jr.
Bruce A. Percelay

Independent Auditor Fees

        The aggregate fees billed by McGladrey and by the Company's prior auditors, PricewaterhouseCoopers, LLP ("PwC") in Fiscal 2012 and the aggregate fees billed by PwC for fiscal year ended December 31, 2011 ("Fiscal 2011") for professional services rendered for audit, audit-related, tax and all other services were:

Type of Fees	2012	2011
Audit Fees:	$468,975	$698,200
Audit-Related Fees:	0	12,400
Tax Fees:	11,000	11,000
All Other Fees:	0	0

Total:	$479,975	$721,600

        In the above table and in accordance with the definitions and rules of the SEC, "audit fees" are fees the Company incurred with McGladrey and PwC for professional services for the audits of the Company's annual financial statements and effectiveness of the Company's internal controls over financial reporting, review of financial statements included in the Company's quarterly reports on Form 10-Q, and for services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements. The "audit-related fees" are fees for assurance and related services incurred by the Company with PwC that are reasonably related to the performance of the audit or review of the Company's financial statements and are not "audit fees." The "tax fees" are fees for tax compliance, tax advice and tax planning incurred by the Company with PwC. The "all other fees" refers to fees for any services provided to the Company by PwC or McGladrey that are not included in any of the foregoing categories. During Fiscal 2011 and Fiscal 2012, PwC or McGladrey provided various audit and tax services to the Company. The Audit Committee has adopted policies and procedures that require the Audit Committee to pre-approve all audit and non-audit services performed by the Company's independent auditors in order to assure that the provision of such services does not impair the auditor's independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period, and the Audit Committee sets specific limits on the amount of each such service the Company obtains from the independent auditors.

INFORMATION REGARDING EXECUTIVE OFFICERS

        The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below.

Name	Age	Position
Stewart G. MacDonald, Jr.	63	CEO
Michael J. Shea	63	Executive Vice President, Chief Financial Officer and Treasurer
Philip Emma	56	Executive Vice President and Chief Operations Officer
Neil F. MacLellan, III	53	Executive Vice President, Mergers and Acquisitions
Robert J. Tuttle	60	Executive Vice President, Technology and Information Systems
Sheffield J. Halsey, Jr.	63	Executive Vice President, and Chief Marketing Officer
Linda A. Serafini	61	Vice President, General Counsel and Secretary

        Stewart G. MacDonald, Jr. has served as Chief Executive Officer since 1996. He served as a director of the Company from 1983 to 2009, serving as the Chairman of the Board from 1992 to 2009.

        Michael J. Shea has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 1998. Mr. Shea served as Secretary of the Company from April 1999 until November 2006. Prior to joining Mac-Gray, Mr. Shea held senior positions in finance and accounting with various companies.

        Philip Emma was appointed Executive Vice President and Chief Operations Officer in February, 2013. Prior to that Mr. Emma served as Executive Vice President since January 2008. He served as Vice President and General Manager of Product Sales from January 2005 to January 2008 and Vice President and General Manager of Intirion Corporation (MicroFridge), a wholly owned subsidiary of Mac-Gray, from August 2002 until January 2005. Prior to joining Mac-Gray, Mr. Emma was Vice President and General Manager at Coca-Cola Enterprises Inc., the largest bottler and distributor of Coca-Cola products in the world.

        Neil F. MacLellan, III has been with the Company since 1985. In February, 2013, Mr. MacLellan was appointed Executive Vice President, Mergers and Acquisitions, after serving as Executive Vice President since 2006. From August 1998 to November 2006, Mr. MacLellan served as Executive Vice President, Sales and Chief Operating Officer. From March 1996 to August 1998, he served as Executive Vice President, Sales and Marketing.

        Robert J. Tuttle has served as Executive Vice President, Technology and Information Systems since January 2008. He served as Chief Information Officer and Chief Technology Officer from July 2004 to January 2008 and served as Vice President of Field Technology from 2001 to 2004. Mr. Tuttle has been with the Company since 2001. Prior to that, he held various management positions with the worldwide electronics firms of Philips Electronics and Oki Advanced Products as well as Arthur Blank & Company Inc., a Boston based manufacturer of plastic gift, phone and similar type cards.

        Sheffield J. Halsey, Jr. was appointed Executive Vice President and Chief Marketing Officer in February, 2013. Prior to that he served as Executive Vice President, Marketing since January 2010. He served as Vice President, Marketing from January 2001 until January 2010. Prior to joining Mac-Gray, Mr. Halsey was Executive Vice President at Arnold Communications and has provided marketing and advertising services to several Fortune 500 and other companies over 23 years.

        Linda A. Serafini has served as Vice President and General Counsel since April 2006 and was elected Secretary of the Company in November 2006. Prior to joining Mac-Gray, for 20 years Ms. Serafini held various senior legal positions at The Gillette Company, a Fortune 200 consumer products company, including chief legal counsel for the Stationery Products Group, Oral-B Laboratories and the Global Information Technology and Global Supply Chain organizations.

        Each of the executive officers holds his or her respective office until the regular annual meeting of the Board following the annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Compensation Committee Interlocks and Insider Participation

        During Fiscal 2012, Messrs. Bryan, Daoust and Ms. Tocio served as members of the Compensation Committee. No member of the Compensation Committee was an officer, employee or former employee of the Company, or had any relationship with the Company requiring disclosure herein.

        During Fiscal 2012, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        Our executive compensation program is designed to align our executive officers' interests with those of the stockholders by rewarding executive officers for the Company's achievement of specific annual, long-term and strategic performance goals, with the long-term objective of increasing stockholder value. The Compensation Committee strongly believes in pay-for-performance.

        For Fiscal 2012, the Compensation Committee approved a 3% increase to the base salaries of each of the executive officers. In addition, the Committee set for 2012 what it believed to be reasonably difficult performance goals for the Company's short- and long-term incentive compensation plans. In Fiscal 2012, the Company delivered financial results at or close to the goals set. For the short-term incentive compensation plan, each of the named executed officers earned 96.5% of his target bonus award. For the long-term incentive compensation plan, the two performance goals were met at the 100.3% (Free Cash Flow) and the 98.3% (Consolidated Revenue) levels respectively, which resulted in the base award RSUs subject to vesting for the current year vesting at approximately 98%. The RSU excess award grants associated with the RSUs subject to vesting for the current year did not vest and were forfeited.

        Please see the section below entitled "Long Term Incentive Compensation" for a more detailed discussion.

        In February, 2012, the Board of Directors, upon the recommendation of the CEO and the Compensation Committee, adopted a stock ownership policy for senior management. The policy is designed to align our executives with the long-term interests of our stockholders and promote Company ownership. Under the new policy, the Company's chief executive officer must own stock with a value equal to at least six (6) times his annual salary, the Company's five executive vice presidents are required to hold stock with a value of at least three (3) times their annual salaries and fifteen other company executives are required to hold either one or two times their salaries in Company stock. In 2008, the Company adopted Director Stock Ownership Guidelines that require each director to hold common stock equal to six (6) times the value of the annual retainer beginning in July, 2012. Both stock ownership programs are discussed in more detail below.

        The Company does not offer its executives a pension plan or any non-qualified deferred compensation plan nor does it provide tax gross-up provisions in its executive compensation arrangements. The Company does not provide its executives with significant perquisites or other personal benefits.

Overview of Compensation Program

        The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy. The Compensation Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. The Compensation Committee presently makes all compensation decisions for the Company's executive officers (the "executive officers"), and together with the Governance and Nominating Committee, recommends compensation levels for the Company's directors.

        Throughout this Proxy Statement, the individuals who served as CEO and Chief Financial Officer during Fiscal 2012, as well as the other executive officers included in the "Summary Compensation Table" are referred to as the NEOs.

Compensation Philosophy and Objectives

        The Compensation Committee believes that the most effective executive officer compensation program is one that aligns executive officers' interests with those of the stockholders by rewarding executive officers for the Company's achievement of specific annual, long-term and strategic performance goals, with the long-term objective of increasing stockholder value.

        The five core principles of our executive officer compensation program include:

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  Pay-for-Performance:  The Compensation Committee uses compensation to clearly differentiate performance based on the Company's businesses and individual executive officers' results.

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  Pay competitively:  The Compensation Committee believes in positioning executive officer compensation at competitive levels necessary to attract and retain exceptional leadership talent. Performance and responsibility can result in an individual's total compensation that is higher or lower than our target market position. The Compensation Committee regularly utilizes the assistance of a consultant to provide information on current market practices, programs and compensation levels.

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  Short- and long-term balance:  The Compensation Committee structures executive officer compensation programs to balance annual and long-term corporate objectives, including specific measures which focus on financial performance and operational objectives, with the goal of increasing stockholder value in the short- and long-term.

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  Ownership:  The Compensation Committee believes that using compensation to instill an ownership culture effectively aligns the interest of management and our stockholders. As such, the Compensation Committee designs equity based compensation, including performance-based restricted stock units and stock option awards, to provide incentives for our executive officers to enhance stockholder value. In 2012, the Compensation Committee instituted a stock ownership policy for senior management to further encourage an ownership culture.

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  Total compensation perspective:  The Compensation Committee considers all components—base salary, annual incentive, long-term incentives, stock ownership levels, benefits and perquisites—in total.

        To this end, the Compensation Committee reviews executive officer compensation annually to assess if the Company is able to attract and retain exceptionally talented executive officers and to ensure that a substantial portion of total compensation is linked to the Company's ability to meet its annual financial and non-financial goals and to create stockholder value over the long term.

        In 2010, the Compensation Committee engaged CFS Consulting Inc. ("CFS"), an independent compensation consulting firm, to conduct a market analysis and recommendations for the Company's 2011 total compensation program for executive officers. In 2011, the Compensation Committee engaged Haigh and Company to conduct a review of the Company's equity compensation plans and to offer specific guidance on those plans' effects on dilution. Haigh and Company also reviewed the Company's total compensation program for executive officers. In setting the Company's 2012 total compensation program for executive officers, the Compensation Committee used CFS' 2011 analysis as well as the guidance provided by Haigh and Company.

Setting Executive Officer Total Compensation

        Based on the foregoing objectives, the Compensation Committee has structured the Company's annual and long-term incentive-based cash and non-cash executive officer compensation to motivate executive officers to achieve the business goals set by the Company and rewards the executive officers for achieving such goals. The cash- and stock-based and the short- and long-term components of our executive compensation program begin with a total compensation amount. In this regard, the

Compensation Committee, with the assistance of CFS, developed an external market model of similarly situated companies from which to develop its executive total compensation comparisons for benchmark executive positions. The market model consisted of: Scope: companies with revenues below approximately $700 million; Form: investor owned, freestanding businesses; Industry: for-profit companies engaged in the service industry (excluding financial services, banking, insurance and utilities); Location: companies with operations across the United States, with headquarters in the northeastern region of the United States. Market executive total compensation results were also drawn from two nationally recognized executive compensation surveys: Economic Research Institute ("ERI") and Towers Watson's survey of Executive Total Compensation. Data was gathered as well from selected Massachusetts-based publicly-traded companies' proxy statements. All surveyed data was compiled using median or "going-rate" results from these sources. Composite total compensation results for each benchmark position were developed after considering all source data and eliminating any fringe data. The Compensation Committee sought to define the Company's target total compensation objective at the resulting market median level for comparable organizations. The Compensation Committee then looked at actual end-of-year Company and individual performance and made a determination as to how the actual executive total compensation should be set given the goals and achievements. For purposes of the external market model, the Compensation Committee selected the following similarly situated companies:

  American Biltrite Inc.
  Analogic Corporation
  Aspen Technology, Inc.
  CRA International, Inc.
  Cubist Pharmaceuticals, Inc.
  Dynamics Research Corporation
  GSI Group, Inc.
  Haemonetics Corporation
  iRobot Corporation
  Kadant Inc.
  Lionbridge Technologies, Inc.
  Progress Software Corporation
  Sapient Corporation
  Steinway Musical Instruments, Inc.

        One goal of the Compensation Committee is to provide total compensation opportunities that, assuming performance objectives are achieved, will be comparable to those provided by the benchmark companies.

2012 Executive Officer Compensation Components

        The Company's executive compensation program includes one fixed and two variable compensation components. As a result, total compensation can vary significantly from year to year if performance objectives are missed, achieved or exceeded. Total compensation is comprised of a fixed pay component, which is base salary, and two variable pay components, which consist of an annual performance-based cash bonus and a long-term equity incentive which is in part performance- based. The Compensation Committee believes that it is appropriate for executives to have at least one-half of their total compensation in the form of variable pay. For Fiscal 2012, the principal components of compensation for the NEOs were:

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  Base salary;

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  Performance-based annual incentive compensation; and

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  Long-term equity incentive compensation.

Base Salary

        The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive officer based on their position and responsibility and by using available market data related to base salaries paid by other organizations. Salary levels are reviewed annually as part of the Company's performance review process as well as upon a change in job responsibility. In reviewing base salaries for executive officers, the Compensation Committee primarily considers:

  •
  Competitive pay practices;

  •
  The performance of the executive officer including any change in the responsibilities assumed by the executive officer; and

  •
  The performance of the Company.

        The Compensation Committee reviewed the base salaries for the NEOs and increased each salary by 3% for 2012.

Performance-Based Incentive Compensation

  Short-Term Incentive Compensation

        The Company's Senior Executive Incentive Plan (the "Cash Plan") is intended to promote the achievement of the Company's business goals and annual financial objectives, and is based on financial and individual objectives established by the Compensation Committee. In the first quarter of each year, the Compensation Committee sets minimum, target and maximum levels for each financial objective taking into consideration the Company's annual business plan, longer-term expectations regarding Company performance and, as appropriate, the specific circumstances facing the Company during the coming year. The Compensation Committee also establishes the target bonus for each NEO based on a percentage of the NEO's base salary. The actual amount of the cash bonus award that is paid varies between 0% and 150% of the target bonus depending on the achievement of the financial and individual objectives. If a financial or individual objective is not met at the minimum threshold level, then the NEO does not earn the portion of the bonus award attributable to that objective. If a financial objective is achieved at or greater than the minimum threshold level and at or less than the maximum level, then the NEO earns between 95% and 150% of the portion of the bonus award attributable to that objective based on the level achieved. If a financial objective is achieved at greater than the maximum level, then the 150% of the portion of the bonus award attributable to that objective is nevertheless capped at 150%.

        For 2012, 90% of the target bonus for each NEO was based upon achievement of corporate financial objectives, as follows: (i) consolidated revenue (30%); (ii) consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) (25%); (iii) certain key financial ratios (25%) and (iv) earnings per share (10%). The Compensation Committee set the EBITDA and earnings per share objectives on an adjusted basis taking into account two non-operating items, gain (loss) related to derivative instruments and loss on early extinguishment of debt,. The remaining 10% of the target bonus for each NEO was based upon achievement of individual objectives. For 2012, the individual objectives for each NEO related to the deployment of Salesforce.com across the Company.

        For 2012, the Compensation Committee set target bonus awards equal to 70% of base salary for Mr. MacDonald and 60% of base salary for Messrs. Shea, MacLellan, Tuttle and Emma.

        The Compensation Committee set the following financial objectives for Fiscal 2012.

	Threshold		100% (Target)	150%
Revenue	<$	295,053,300	$327,837,000	$360,620,700
EBITDA	<$	63,290,700	$70,323,000	$77,355,300
Earnings Per Share	<$	0.50	$0.63	$1.26

        The final Fiscal 2012 financial objective set by the Compensation Committee was two financial ratios: consolidated total funded debt to consolidated EBITDA of less than 3.75 to 1 and consolidated cash flow to total debt service of more than 1.2 to 1. Both of the financial ratios must be achieved in order to earn the portion of the target bonus attributable to that financial objective. For 2012, the minimum threshold level for the financial objective related to revenue was set at 90% of the target level, the minimum threshold level for the EBITDA objective was set at 90% and the minimum threshold level for the EPS objective was set at 80% of the target. In determining whether the EBITDA objective was met, the Compensation Committee added back certain extraordinary, non-operating expenses aggregating $3.395 million.

        For 2012, the financial objectives were achieved at the following levels: revenue—98.3%; EBITDA—94.6%; earnings per share—84.1%; and the two financial ratios—100%. In addition, each NEO achieved his individual objectives for 2012 at 100%. Accordingly, each NEO earned 96.5% of his target bonus award: Mr. MacDonald—$362,000; Mr. Shea—$221,500; Mr. Emma—$174,200; Mr. MacLellan—$170,900; and Mr. Tuttle—$150,600. Awards made to NEOs under the Cash Plan in March, 2013 for performance in 2012 are reflected in column (g) of the "Summary Compensation Table".

        Generally, the Compensation Committee sets the minimum, target and maximum levels of the financial objectives such that the relative difficulty of achieving the objectives is consistent from year to year.

        The financial goals for the 2013 annual cash bonus awards will be based on consolidated revenue, consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), key financial ratios and growth in the number of laundry machines under contract.

  Long-Term Incentive Compensation

        The Company's Long-Term Incentive Plan (the "Equity Plan") encourages participants to focus on long-term Company performance and provides an opportunity for participating executives to increase their financial ownership in the Company through grants of restricted stock unit awards ("RSUs") and stock options. The Compensation Committee designates the Company's executive officers and other key employees that are eligible to receive awards under the Equity Plan. Each of the NEOs participates in the Equity Plan. In the first quarter of each year, the Compensation Committee determines the annual award value for each participant based on a percentage of base salary. The awards are then granted to participants, with 50% of the award value in RSUs and 50% of the award value in stock options. For this purpose, RSUs are valued based on the number of units subject to the award multiplied by the average closing price of the Company's common stock for the ten trading days preceding the grant date. Stock options are valued based on the Black-Scholes option-pricing model. For 2012, the Compensation Committee set annual award values equal to 150% of base salary for Mr. MacDonald, 100% of base salary for Mr. Shea, 70% of base salary for Messrs. MacLellan and Emma, and 60% of base salary for Mr. Tuttle.

        Each year the Compensation Committee also establishes one or more financial performance objectives for the Equity Plan. For 2012, there were two financial objectives established for the Equity Plan. The first objective, weighted at 70% of the total, consisted of the Company's earnings before interest, taxes, depreciation and amortization (EBITDA), less the Company's interest expense and capital expenditures on a weighted average shares outstanding basis. For 2012, this free cash flow financial objective was set at $1.46 per share. The second financial objective for 2012 was a consolidated revenue target, weighted at 30% of the total, and set at $327,837,000 of consolidated revenue. There are two financial objectives for 2013, one based on the free cash flow measure and one based on the Company's consolidated revenue.

        All stock options awarded under the Equity Plan have an exercise price equal to the closing price of the Company's common stock on the NYSE as of the date of grant, and become exercisable over a three-year period, at the rate of 33 1/3 percent each year, subject to continued employment of the participant by the Company or a subsidiary. All RSUs granted under the Equity Plan potentially vest over a three-year period, at the rate of up to 33 1/3 percent each year, subject to both continued employment of the participant by the Company or a subsidiary and the Company meeting or exceeding the performance objectives established by the Compensation Committee for the applicable fiscal year. Prior to 2012, all RSUs were settled in shares of the Company's common stock, except that Mr. MacDonald, given his substantial existing equity ownership in the Company, has the right to have all or any portion of his RSUs settled in cash. Effective in 2012, in connection with the Company's new Stock Ownership Policy for senior management, any executives who have met their stock ownership goal under the policy may elect to have their RSU grants settled in cash. The goal of this new policy is to potentially reduce the dilutive effect on other stockholders. In 2012, eight executives elected to have their RSU grants settled in cash.

        If the financial objectives for a fiscal year are not met at the 80% level, then the 1/3 portion of the RSUs subject to vesting with respect to that year will not vest and will be forfeited. If the financial objective for a fiscal year is achieved at or greater than the 80% level and at or less than the 100% level, then the 1/3 portion of the RSUs subject to vesting with respect to that year will vest between 30% and 100% based on the level achieved. Beginning with the RSU grant for Fiscal 2009, the Equity Plan includes the possibility of achieving an excess award such that if the financial objective for a fiscal year is achieved at or greater than the 100% level and at or less than the 110% level, then the 1/3 portion of the RSU excess award subject to vesting with respect to that year will vest between 10% and 100% based on the level achieved. Excess awards are granted in the form of restricted stock units. The maximum potential value of each excess award granted for Fiscal Years 2009, 2010, 2011 and 2012 was equal to 5% of the relevant participant's total annual award for that fiscal year.

        For 2012, the Company generated free cash flow, before dividend payments, of $22,007,000, or $1.46 per share on a weighted average shares outstanding basis and achieved $322,119,000 in consolidated revenue. Therefore, the free cash flow objective was achieved at the 100.3% level and the consolidated revenue objective was achieved at the 98.3% level. Accordingly, the 1/3 portion of each NEO's base award RSUs subject to vesting for 2012 vested at 98%. The RSU excess award grants available for vesting in 2012 did not vest and were forfeited. In determining whether the free cash flow objective was met, the Compensation Committee added back certain extraordinary, non-operating expenses aggregating $3.395 million.

Retirement and Other Benefits

  Retirement Plans

        Other than the qualified 401(k) Plan with a Company match that the Company makes available to all employees, the Company does not provide its executive officers with any other retirement benefits.

  Perquisites and Other Personal Benefits

        The Company provides NEOs with certain limited perquisites and other personal benefits that the Compensation Committee believes are reasonable and appropriate for attracting and retaining executives for key positions. For 2012, the Company paid the premiums on supplemental life and disability insurance coverage for Messrs. MacDonald, Shea and MacLellan. Messrs. MacDonald, Shea and MacLellan also participate to the same extent as other employees in the Company's 401(k) plan. Information regarding these perquisites and other personal benefits that were paid for Fiscal 2012 is provided under column (i) of the "Summary Compensation Table".

Senior Management Stock Ownership Policy

        Our Board of Directors believes that it is important to align the interest of those in senior management positions with those of our stockholders. As another step toward ensuring such alignment, the Board of Directors adopted the Stock Ownership Policy on February 3, 2012, mandating stock ownership for senior management. Under this policy, the Chief Executive Officer, each Executive Vice President, each General Manager, each National Vice President and each Corporate Vice President of the Company ("Covered Individuals") must achieve minimum equity ownership in proportion to such individual's base compensation (the "Minimum Share Requirement") and then maintain such ownership during their continuing employment. The Chief Executive Officer must achieve a minimum equity ownership equal to six times base salary, while each Executive Vice President must achieve a minimum equal to three times base salary, each General Manager must achieve a minimum equal to two times base salary, and each National Vice President and each Corporate Vice President must achieve a minimum equity ownership equal to base salary. Each Covered Individual must make a good faith effort to attain their applicable Minimum Share Requirement by the fifth anniversary of the later of (i) February 3, 2012 or (ii) the date that such Covered Individual commences services as an employee of the Company. The types of securities that will be counted toward the Minimum Share Requirement include shares of our common stock owned outright by the Covered Individual and/or by spouse and/or children (whether individually or jointly), shares held in trust for the benefit of the Covered Individual and/or for the benefit of spouse and/or children, and shares and stock units granted to the Covered Individual pursuant to the equity compensation plans of the Company for which restrictions have lapsed. The excess, if any, of the fair market value (as of any date, the average closing price per share as reported for the 30-day period ending with such date) of vested but unexercised stock options granted to the Covered Individual pursuant to the equity compensation plans of the Company over the aggregate exercise price of such shares pursuant to such stock option also counts toward the satisfaction of the Minimum Share Requirement. Unvested stock options and restricted stock and restricted stock units still subject to a risk of forfeiture will not count towards satisfaction of the Minimum Share Requirement. Our goal in creating this stock ownership requirement is to further ensure that our senior management is personally committed to our continued financial success.

Employment Agreements

        The Company is party to employment agreements with four of the NEOs, including each of Messrs. MacDonald, Shea, MacLellan and Tuttle. Under these employment agreements, each executive is entitled to participate in the Cash Plan. Each executive is also entitled to participate on the same basis with other executives in each of the Company's other stock option, stock purchase (Mr. MacDonald is not eligible to participate in this plan), group life insurance, medical coverage, or other retirement or employee benefit plans. The employment agreements provide for certain severance benefits payable to the executive in the event his employment with the Company is terminated by the Company without "cause" or by the executive for "good reason." These severance benefits are described in detail under "POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL" below. The employment agreements each contain non-competition and non-solicitation restrictive covenants covering a period of eighteen (18) months following termination of the executives' employment with the Company for any reason.

Role of Executive Officers in Compensation Decisions

        The Compensation Committee makes final compensation decisions for the NEOs taking into consideration the recommendations of the CEO, and approves recommendations regarding equity awards to all executives and other employees of the Company. The CEO regularly attends Compensation Committee meetings. The CEO annually reviews the performance of each member of the executive officer team, other than himself, whose performance is reviewed by the Governance and Nominating Committee as well as by the Compensation Committee. The CEO then presents his conclusions and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, to the Compensation Committee. The Compensation Committee then exercises its discretion in modifying any recommended adjustments or awards to executive officers.

Tax and Accounting Implications

  Deductibility of Executive Officer Compensation

        The Compensation Committee reviews and considers the deductibility of executive officer compensation under Section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. In certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

  Accounting for Stock-Based Compensation

        Beginning on January 1, 2006, the Company began accounting for stock-based payments including its stock option grants and restricted stock unit grants in accordance with the requirements of FASB ASC Topic 718.

Compensation Committee Activity

        The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of executive officer compensation and, to that end, took steps in 2012 to enhance the Compensation Committee's ability to effectively carry out its responsibilities as well as to ensure that there are strong links between executive officer compensation and performance. Examples of actions taken by the Compensation Committee in 2012 include:

  •
  Refined the executive officer compensation structure to position the Company's levels of executive officer compensation competitively with the marketplace in which the Company competes for talent;

  •
  Established the performance objectives under the annual incentive plan and the target bonuses for NEOs under the plan;

  •
  Reviewed and modified the Company's Long-Term Incentive Plan, established "performance goals," analyzed 2012 performance against the performance objectives established for 2012, and set new performance goals and relative weightings for 2013;

  •
  Recommended to the Board of Directors that a Stock Ownership Policy for senior management be put in place and determined the appropriate levels of required stock ownership for management;

  •
  Introduced a change to the Company's Long-Term Incentive Plan to allow executives who have attained the required level of stock ownership under the new Stock Ownership Policy to elect to receive the RSU portion of the grants in cash;

  •
  Reviewed the Board of Director's compensation levels in line with the competitive marketplace as reported and analyzed by CFS and adjusted the compensation in several respects;

  •
  Reviewed the individual directors' progress in complying with the Director Stock Ownership Guidelines;

  •
  Held interim progress reviews against the Company's incentive plans;

  •
  Held executive sessions without Company management present when appropriate; and

  •
  Reviewed 2012 base salaries for the Company's NEOs and approved a 3% increase for each NEO.

At our 2012 annual meeting of stockholders, our stockholders approved, in an advisory vote, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures in our proxy statement for fiscal 2011. The proposal was approved by our stockholders with approximately 73% of the votes cast voting "for" approval and 27% voting "against" approval. In light of the level of approval by our stockholders, the Compensation Committee did not make changes to our compensation policies or practices in response to the stockholder vote. However, the Compensation Committee regularly reviews the compensation programs of our executive officers to ensure that they achieve our desired goal of aligning the interests of our executive officers and stockholders.

Relationship of Executive Compensation to Risk

        The Compensation Committee considers whether the design of the Company's executive compensation program encourages senior executives to engage in excessive risk-taking. The Compensation Committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunity under the Company's incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements and stock ownership guidelines as described above. Based on its review, the Compensation Committee believes that the Company's executive compensation program is aligned to the interests of stockholders, appropriately rewards pay for performance, and does not promote unnecessary and excessive risk.

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or earned by each of the CEO, the Chief Financial Officer and the Company's three most highly compensated executive officers other than the CEO and Chief Financial Officer for Fiscal 2012, Fiscal 2011 and the fiscal year ended December 31, 2010 ("Fiscal 2010"). When setting total compensation for each of the NEOs, the Compensation Committee reviews the executive officer's total current compensation, including equity and non-equity based compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)(5)
a	b	c	d	e	f	g	h	i	j
Stewart G. MacDonald, Jr.	2012	535,300	—	401,700	401,700	362,000	—	8,172	1,708,872
CEO	2011	520,000	—	389,881	389,881	359,300	—	8,172	1,667,234
	2010	504,700	—	378,525	378,525	367,800	—	5,172	1,634,722
Michael J. Shea	2012	382,258	—	191,236	191,236	221,500	—	10,673	996,903
Executive Vice President,	2011	371,332	—	185,661	185,661	219,900	—	10,659	973,213
CFO, Treasurer	2010	360,500	—	180,250	180,250	225,100	—	7,669	953,769
Philip Emma	2012	300,489	—	105,268	105,268	174,200	—	—	685,225
Executive Vice President,	2011	286,443	—	100,255	100,255	169,600	—	—	656,553
Chief Operations Officer	2010	278,100	—	97,650	97,650	174,300	—	—	647,700
Neil F. MacLellan, III	2012	294,871	—	103,263	103,263	170,900	—	5,713	678,010
Executive Vice President	2011	286,443	—	100,255	100,255	169,600	—	5,713	662,266
	2010	278,100	—	97,650	97,650	174,300	—	2,713	650,413
Robert J. Tuttle	2012	259,776	—	77,976	77,976	150,600	—	—	566,328
Executive Vice President,	2011	252,350	—	75,705	75,705	149,500	—	—	553,260
Technology and	2010	245,000	—	73,500	73,500	153,200	—	—	545,200
Information Systems

(1)
The amounts listed in column e are performance-based compensation and reflect the most probable outcome award value at the date of the grant in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see footnote 14 to the consolidated financial statements contained in the Company's Form 10-K for the year(s) ended December 31, 2012, footnote 15 for 2011 and footnote 16 for 2010. The maximum value for 2012 if paid would be:

Name	2012
Stewart G. MacDonald, Jr.	$441,870
Michael J. Shea	$210,360
Philip Emma	$115,795
Neil F. MacLellan III	$113,589
Robert J. Tuttle	$85,774
(2)
The amounts listed in column f reflect the full grant date fair values in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see footnote 14 to the consolidated financial statements contained in the Company's Form 10-K for the year(s) ended December 31, 2012, footnote 15 for 2011 and footnote 16 for 2010.

(3)
Column g lists amounts earned under the Cash Plan. Refer to the Compensation Discussion and Analysis section of this Proxy Statement for more details on the non-equity incentive plan.

(4)
The following table provides the details for amounts included in the "All Other Compensation" column.

Name	Year	Supplemental Life Insurance Premiums ($)	Supplemental Disability Insurance Premiums ($)	401(k) Match ($)	Total ($)
Stewart G. MacDonald, Jr.	2012	$4,235	$937	3,000	$8,172
	2011	$4,235	$937	3,000	$8,172
	2010	4,235	937	0	$5,172
Michael J. Shea	2012	2,847	4,826	3,000	10,673
	2011	2,833	4,826	3,000	10,659
	2010	2,843	4,826	0	7,669
Neil F. MacLellan, III	2012	1,529	1,184	3,000	5,713
	2011	1,529	1,184	3,000	5,713
	2010	1,529	1,184	0	2,713
(5)
Of the total compensation amount shown for 2012, the cash portion for Stewart G. MacDonald, Jr., Michael J. Shea, Philip Emma, Neil F. MacLellan and Robert J. Tuttle was $997,926, $660,233, $474,689, $496,267 and $433,401, respectively, which includes $118,626, $56,475, $0, $30,496 and $23,025, respectively, of cash paid in lieu of stock for previously awarded RSU grants under the Equity Plan that were earned in 2012.

 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
a	b	c	d	e	f	g	h	i	j	k	l
Stewart G. MacDonald, Jr.	1/1/2012	321,000	375,000	562,000
	2/3/2012				14,576	29,151	32,067				401,700
	2/3/2012								78,846	$14.02	401,700
Michael J. Shea	1/1/2012	196,000	229,000	344,000
	2/3/2012				6,939	13,878	15,267				191,236
	2/3/2012								37,536	$14.02	191,236
Philip Emma	1/1/2012	154,000	180,000	271,000
	2/3/2012				3,819	7,638	8,403				105,268
	2/3/2012								20,661	$14.02	105,268
Neil F. MacLellan, III	1/1/2012	151,000	177,000	266,000
	2/3/2012				3,747	7,494	8,244				103,263
	2/3/2012								20,268	$14.02	103,263
Robert Tuttle	1/1/2012	133,000	156,000	234,000
	2/3/2012				2,829	5,658	6,225				77,976
	2/3/2012								15,306	$14.02	77,976

(1)
Represents threshold, target and maximum payout levels under the Cash Plan for 2012 performance. The actual award amount earned by each NEO in Fiscal 2012 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above. Additional information regarding the design of the Cash Plan, including a description of the performance based conditions applicable to Fiscal 2012 awards, is included in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)
Represents threshold, target and maximum number of shares of Common Stock that may be earned under the Equity Plan subject to the attainment of pre-established financial targets. Additional information regarding the equity awards issued under the Equity Plan is included in the Compensation Discussion and Analysis section of this Proxy Statement. Stock options awarded under the Equity Plan become exercisable over a three-year period, at a rate of 33 1/3 percent each year, subject to continued employment. Restricted stock units awarded under the Equity Plan vest over a three-year period, at a rate of 33 1/3 percent each year, subject to both continued employment and the Company meeting or exceeding the performance goals established by the Compensation Committee for the applicable fiscal year.

(3)
Represents the grant date fair value of the stock option awards based on the Black-Scholes model. Assumptions used in the calculation of these amounts are included in notes 2 and 14 to the Company's audited financial statements for Fiscal 2012 included in the Company's Annual Report on Form 10-K for Fiscal 2012. The grant date value of performance awards is determined based on the probable outcome of such performance conditions as of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Equity Incentives Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights Not Vested ($)
	a	b	c	d	e	f	g	h	i	j
Stewart G. MacDonald, Jr.	5/25/2005	20,000	—	—	$8.60	5/25/2015	—	—	—	—
	4/1/2006	37,629	—	—	$11.86	3/31/2016	—	—	—	—
	1/17/2007	55,059	—	—	$12.86	1/16/2017	—	—	—	—
	1/17/2008	66,951	—	—	$11.63	1/16/2018	—	—	—	—
	6/12/2008	29,697	—	—	$9.95	6/11/2018	—	—	—	—
	1/09/2009	144,474	—	—	$7.39	1/08/2019	—	—	—	—
	1/18/2010	55,219	27,609	—	$9.31	1/17/2020	—	—	—	—
	1/18/2011	19,484	38,846	—	$14.98	1/17/2021	—	—	—	—
	2/03/2012	—	78,846	—	$14.02	2/02/2022	—	—	—	—
	1/18/2010	—	—	—	—	—	—	—	14,656	$183,933
	1/18/2011	—	—	—	—	—	—	—	19,176	$240,659
	2/03/2012	—	—	—	—	—	—	—	32,067	$402,441
Michael J. Shea	5/25/2005	25,000	—	—	$8.60	5/25/2015	—	—	—	—
	4/1/2006	14,583	—	—	$11.86	3/31/2016	—	—	—	—
	1/17/2007	22,506	—	—	$12.86	1/16/2017	—	—	—	—
	1/17/2008	27,369	—	—	$11.63	1/16/2018	—	—	—	—
	6/12/2008	17,091	—	—	$9.95	6/11/2018	—	—	—	—
	1/09/2009	68,799	—	—	$7.39	1/08/2019	—	—	—	—
	1/18/2010	26,295	13,147	—	$9.31	1/17/2020	—	—	—	—
	1/18/2011	9,278	18,556	—	$14.98	1/17/2021	—	—	—	—
	2/03/2012	—	37,536	—	$14.02	2/02/2022	—	—	—	—
	1/18/2010	—	—	—	—	—	—	—	6,980	$87,599
	1/18/2011	—	—	—	—	—	—	—	9,132	$114,607
	2/03/2012	—	—	—	—	—	—	—	15,267	$191,601
Philip Emma	5/31/2005	12,000	—	—	$8.72	5/31/2015	—	—	—	—
	4/1/2006	5,760	—	—	$11.86	3/31/2016	—	—	—	—
	1/17/2007	7,743	—	—	$12.86	1/16/2017	—	—	—	—
	1/17/2008	9,702	—	—	$11.63	1/16/2018	—	—	—	—
	6/12/2008	10,347	—	—	$9.95	6/11/2018	—	—	—	—
	1/09/2009	37,152	—	—	$7.39	1/08/2019	—	—	—	—
	1/18/2010	21,368	7,123	—	$9.31	1/18/2020	—	—	—	—
	1/18/2011	5,010	10,020	—	$14.98	1/17/2021	—	—	—	—
	2/03/2012	—	20,661	—	$14.02	2/02/2022	—	—	—	—
	1/18/2010	—	—	—	—	—	—	—	3,781	$47,452
	1/18/2011	—	—	—	—	—	—	—	4,930	$61,872
	2/03/2012	—	—	—	—	—	—	—	8,403	$105,458
Neil F. MacLellan, III	5/25/2005	25,000	—	—	$8.60	5/25/2015	—	—	—	—
	4/1/2006	13,782	—	—	$11.86	3/31/2016	—	—	—	—
	1/17/2007	18,660	—	—	$12.86	1/16/2017	—	—	—	—
	1/17/2008	22,689	—	—	$11.63	1/16/2018	—	—	—	—
	6/12/2008	3,360	—	—	$9.95	6/11/2018	—	—	—	—
	1/09/2009	37,152	—	—	$7.39	1/08/2019	—	—	—	—
	1/18/2010	14,245	7,123	—	$9.31	1/17/2020	—	—	—	—
	1/18/2011	5,010	10,020	—	$14.98	1/17/2021	—	—	—	—
	2/03/2012	—	20,268	—	$14.02	2/02/2022	—	—	—	—
	1/18/2010	—	—	—	—	—	—	—	3,781	$104,266
	1/18/2011	—	—	—	—	—	—	—	4,930	$61,872
	2/03/2012	—	—	—	—	—	—	—	8,244	$103,462
Robert J. Tuttle	5/31/2005	15,000	—	—	$8.72	5/31/2015	—	—	—	—
	4/1/2006	9,900	—	—	$11.86	3/31/2016	—	—	—	—
	1/17/2007	12,894	—	—	$12.86	1/16/2017	—	—	—	—
	1/17/2008	18,540	—	—	$11.63	1/16/2018	—	—	—	—
	6/12/2008	555	—	—	$9.95	6/11/2018	—	—	—	—
	1/09/2009	28,053	—	—	$7.39	1/08/2019	—	—	—	—
	1/18/2010	10,722	5,361	—	$9.31	1/17/2020	—	—	—	—
	1/18/2011	3,783	7,566		$14.98	1/17/2021	—	—	—	—
	2/03/2012	—	15,306	—	$14.02	2/02/2022	—	—	—	—
	1/18/2010	—	—	—	—	—	—	—	2,846	$35,717
	1/18/2011	—	—	—	—	—	—	—	3,722	$46,711
	2/03/2012	—	—	—	—	—	—	—	6,225	$78,124

(1)
Stock options awarded under the Equity Plan become exercisable over a three-year period, at a rate of 33 1/3 percent, on each anniversary of the grant date, subject to continued employment. Restricted stock units awarded under the Equity Plan vest over a three-year period, at a rate of 33 1/3 percent, on each anniversary of the grant date, subject to both continued employment and the Company meeting or exceeding the performance goals established by the Compensation Committee for the applicable fiscal year.

(2)
Reflects the maximum number of shares that can potentially vest under the Company's Equity Plan subject to the Company meeting or exceeding the performance goals established by the Compensation Committee for the applicable fiscal year.

 Option Exercises and Stock Vested For Fiscal 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $(1)
Stewart G. MacDonald, Jr.	—	—	32,241	$402,045
Michael J. Shea	19,800	$194,557	15,352	191,439
Philip Emma	18,000	175,460	8,351	104,137
Neil F. MacLellan, III	19,800	196,260	8,302	103,526
Robert J. Tuttle	12,000	126,378	6,257	78,025

(1)
The value realized equals the fair market value of the Company's Common Stock on the vesting date, multiplied by the number of shares that vested.

Pension Benefits

        The Company does not provide any pension benefits to its executive officers.

Nonqualified Deferred Compensation

        The Company does not have a Nonqualified Deferred Compensation Plan for its executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into Severance Agreements with each of Messrs. MacDonald, Shea, MacLellan, Emma and Tuttle (collectively, the "Severance Agreements") which provide for severance payments in the event of termination of employment following a change in control of the Company. The terms of the Severance Agreements provide that if the executive officer's employment is terminated within twenty-four (24) months following a "change in control" (as defined in the Severance Agreement) of the Company (i) by the Company for any reason (other than termination by the Company for cause or by reason of death or disability) or (ii) by the executive officer for "good reason" (as defined in the Severance Agreement), then the executive officer will receive:

  •
  a lump sum severance payment equal to two (2) times (2.99 for the CEO) the sum of (i) the executive officer's average annual base salary over the three (3) fiscal years immediately prior to the terminating event (or the executive officer's annual base salary in effect immediately prior to the change in control, if higher) and (ii) the executive officer's average annual short-term incentive compensation over the three (3) fiscal years immediately prior to the change in control (or the executive officer's annual bonus for the last fiscal year immediately prior to the change in control, if higher);

  •
  continuation of certain benefits, including, without limitation, health, dental and life insurance on the same terms and conditions as though the executive officer had remained an active employee, for the 24-month (or 36-month for the CEO) severance period; and

  •
  payment by the Company of all reasonable legal and arbitration fees and expenses incurred by the executive officer in obtaining or enforcing any right or benefit provided by the Severance Agreement, except in cases involving frivolous or bad faith litigation.

        In addition to amounts that may become payable under the Severance Agreements in the event of a change in control of the Company, the terms of the Option Plans also provide that certain equity awards granted thereunder will become fully vested upon a change in control of the Company and that the Compensation Committee (in its capacity as administrator under the Option Plans) has the authority to accelerate vesting of all awards granted under the Option Plans, in its discretion.

        The Company has entered into Employment Agreements with each of Messrs. MacDonald, Shea, and MacLellan (collectively, the "Employment Agreements"), which set forth the terms and conditions of employment, including certain severance payments that may be payable by the Company if the executive officer's employment is terminated under certain circumstances. The Employment Agreements were each amended on March 3, 2008 and December 22, 2008 to comply with amendments to Section 409A of the Code, and to clarify the benefits payable upon a termination due to disability. The Employment Agreements provide that if the executive officer's employment is terminated by the Company without "cause" (as defined in the Employment Agreements) or by the executive officer for "good reason" (as defined in the Employment Agreements), the executive officer will receive:

  •
  continuation of his full base annual salary for 18 months following termination;

  •
  a one-time lump sum payment in an amount equal to his average annual bonus over the three (3) fiscal years immediately prior to termination (or the executive officer's annual short term incentive compensation for the last fiscal year immediately prior to termination, if higher); and

  •
  continuation of certain benefits, including health, dental and life insurance for 18 months following termination.

        The Employment Agreements provide that in the event of a termination of an executive officer's employment with the Company on account of disability, the executive officer will receive continuation of his full base annual salary for 18 months following termination and continuation of certain benefits, including health, dental and life insurance for 18 months following termination. The Employment Agreements also provide that in the event of a termination of an executive officer's employment with the Company without "cause" or by the executive with "good reason" that triggers severance payments under both the Employment Agreement and any Severance Agreement between the Company and the executive officer, the executive officer will receive the severance payments under the Severance Agreement instead of the severance payments under the Employment Agreement.

        In addition to the Employment Agreements, the Company also has an employment agreement with Mr. Tuttle pursuant to which Mr. Tuttle receives continuation of his full base annual salary for six (6) months following termination of employment due to disability, termination without "cause" (as defined in the employment agreement) or termination for "good reason" (as defined in the employment agreement). In addition, Mr. Tuttle is entitled to a continuation of certain COBRA benefits for the severance period.

        The table below reflects the amount of compensation that would have been payable to the NEOs as of December 31, 2012 in the event of a termination under various scenarios. These figures, however, are only estimates of the amounts that would have been payable to the executive officers upon their termination as of such time, and the actual amounts to be paid can only be determined at the time of such executive officer's separation from the Company.

Name	Cash Severance Payment(1)	Continuation of Medical/ Welfare Benefits	Acceleration of Equity Awards (unrecognized expense as of 12/31/12)(2)	Excise Tax Gross-Up(3)	Total Termination Benefits(4)
Stewart G. MacDonald, Jr.
• Termination upon Death	—	—	$422,725	—	$422,725
• Termination upon Disability	$827,502	$37,687	$422,725	—	$1,287,914
• Termination by Executive for Good Reason	$1,189,502	$37,687	—	—	$1,227,189
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by the Company without Cause	$1,189,502	$37,687	—	—	$1,227,189
• Termination after Change in Control	$2,741,004	$75,374	$422,725	—	$3,239,103
Michael J. Shea
• Termination upon Death	—	—	$201,263	—	$201,263
• Termination upon Disability	$590,919	$25,199	$201,263	—	$817,381
• Termination by Executive for Good Reason	$812,419	$25,199	—	—	$837,618
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by the Company without Cause	$812,419	$25,199	—	—	$837,618
• Termination after Change in Control	$1,230,892	$33,578	$201,263	—	$1,465,733
Philip Emma
• Termination upon Death	—	—	$110,068	—	$110,068
• Termination upon Disability	—	—	$110,068	—	$110,068
• Termination by Executive for Good Reason	—	—	—	—	—
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by Company without Cause	—	—	—	—	—
• Termination after Change in Control	$1,128,400	$41,779	$110,068	—	$1,280,247
Neil F. MacLellan, III
• Termination upon Death	—	—	$108,680	—	$108,680
• Termination upon Disability	$455,830	$33,628	$108,680		$598,138
• Termination by Executive for Good Reason	$626,730	$33,628	—	—	$660,358
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by Company without Cause	$626,730	$33,628	—	—	$660,358
• Termination after Change in Control	$949,574	$44,837	$108,680	—	$1,103,091
Robert J. Tuttle
• Termination upon Death	—	—	$82,067	—	$82,067
• Termination upon Disability	$133,859	$6,828	$82,067	—	$222,754
• Termination by Executive for Good Reason	$133,859	$6,828	—	—	$140,687
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by Company without Cause	$133,859	$6,828	—	—	$140,687
• Termination after Change in Control	$836,636	$29,137	$82,067	—	$947,840

(1)
Fiscal Year 2012 bonus awards were used to estimate the bonus component of cash severance.

(2)
Amounts include stock options and all other equity awards subject only to time-based vesting restrictions that are issued under the Option Plans, all of which vest in full upon a change in control. Amounts also include accelerated vesting of stock options which vest in full upon termination of employment due to death or disability. Amounts do not include shares of restricted stock units that have performance-based vesting restrictions; however, the Compensation Committee has the authority under the Option Plans to accelerate such awards in its discretion.

(3)
Excise tax gross-up payments are not provided by the Company.

(4)
The Severance Agreements provide that the total value of all change in control benefits may not exceed the maximum benefit that allows for a tax deduction for the Company under Section 280G of the Code.

 DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, the Company considers the amount of time that directors spend fulfilling their duties to the Company as well as the skill-level required of members of the Board. Based on a review of the compensation paid to directors in similar sized organizations as analyzed by CFS, as well as other considerations, effective July 1, 2012, the Company adopted a new director compensation program designed to deliver annual director compensation at approximately the median of companies of similar size to the Company.

        The terms of the director compensation program are as follows:

  •
  Upon their initial appointment to the Board, non-employee directors receive an option to purchase 5,000 shares of Common Stock. All such options granted to non-employee directors become fully exercisable as of May 1 of the year following the date of grant at an exercise price equal to the closing price of the Company's Common Stock on the date of the grant and terminate upon the tenth anniversary of the date of grant. Each non-employee director who is serving as a director prior to the annual meeting of stockholders will receive on the fifth business day after each annual meeting, providing he or she is still serving as a director, a restricted stock unit grant valued at $60,000 based on the closing price of the stock on the day of the grant. The restricted stock units vest over a three year period, 1/3 each year commencing on the first anniversary of the grant.

  •
  For service on the Board, each non-employee director receives an annual retainer of $30,000, paid quarterly, a $1,600 meeting fee for each in-person meeting attended, and a $500 fee for each telephonic meeting. For those directors that have met the target stock ownership requirement under the Mac-Gray Corporation Director Stock Ownership Guidelines (the "Ownership Guidelines"), 100% of the annual retainer is paid in cash. For those directors that have not yet attained the target ownership requirement under the Ownership Guidelines, 75% of the annual retainer is paid in shares of common stock and the balance, at the discretion of the director, is paid in cash, shares of common stock, or any combination thereof. The shares of the Company's common stock that a director receives in lieu of cash fees are valued based on the fair market value of the common stock on the date of issue.

  •
  Each member of a Board Committee is entitled to receive a fee of $1,600 per in-person meeting and a $300 fee for each telephonic meeting attended.

  •
  In addition to the annual retainer received as a non-employee director noted above, the independent Board Chairman also receives an additional $48,000 annual retainer, paid quarterly. The independent Board Chairman may elect, on an annual basis, to receive 0% to 100% of the retainer in shares of the Company's common stock.

  •
  In addition to the annual retainer received as a non-employee director noted above, the Chairman of each of the Compensation Committee and the Governance and Nominating Committee is also entitled to receive an annual fee of $8,000 and the Chair of the Audit Committee is paid an annual fee of $12,000.

Director Stock Ownership Guidelines

        In 2008, the Company adopted Director Stock Ownership Guidelines requiring each Director to hold common stock equal to six (6) times the value of the Director's annual retainer. A Director serving as of July 1, 2008 has until July 1, 2012 to achieve the target ownership level and a Director first elected to the Board after July 1, 2008 has four (4) years from their election to achieve the target stock ownership level. A Director's ownership consists of all shares which are owned outright by the Director and his or her immediate family members residing in the same household whether held individually, jointly or in trust, including shares acquired by the Director pursuant to option exercises, acquired from the Company for services rendered or acquired on the open market. Any Director who fails to achieve or maintain the target stock ownership level in a given year will be subject to suspension from the Company's annual stock award and will not be considered for re-nomination to the Board. As of March, 2013, all directors who have been on the Board since 2008 have met the ownership requirement.

Director Summary Compensation Table

        The table below summarizes the compensation paid by the Company to non-employee directors for Fiscal 2012.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Changes in Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
David W. Bryan(4)	$48,050	$50,891	—	—	—	—	$98,941
Thomas E. Bullock(5)	$92,800	$59,651	—	—	—	—	$152,451
Bruce C. Ginsberg(6)	$12,000	$114,137	—	—	—	—	$126,137
Christopher T. Jenny(7)	$17,100	$106,637	—	—	—	—	$123,737
Edward F. McCauley(8)	$57,300	$55,841	—	—	—	—	$113,141
William F. Meagher, Jr.(9)	$45,900	$48,341	—	—	—	—	$94,241
Alastair Robertson(10)	$51,175	$111,921	—	—	—	—	$163,096
Mary Ann Tocio(11)	$35,700	$91,541	—	—	—	—	$127,241
Paul R. Daoust (12)	$27,200	$15,000	—	—	—	—	$42,200
Bruce Percelay (13)	$13,050	$11,250	—	—	—	—	$24,300

(1)
The amounts in this column represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718.

(2)
As of December 31, 2012, the aggregate number of shares held by our non-employee directors was as follows: David W. Bryan, 26,325 shares; Thomas E. Bullock, 52,698 shares; Edward F. McCauley, 24,953 shares; William F. Meagher, Jr., 22,578 shares; Alastair Robertson, 14,989 shares; Mary Ann Tocio, 18,156 shares; Paul R. Daoust, 4,847 shares; and Bruce Percelay, 803 shares.

(3)
As of December 31, 2012, the aggregate number of shares of our Common Stock subject to outstanding option awards held by our non-employee directors was as follows: David W. Bryan, 37,754 shares; Thomas E. Bullock, 56,254 shares; Edward F. McCauley, 50,254 shares; William F. Meagher, Jr., 17,716 shares; Alastair Robertson, 9,540 shares; Mary Ann Tocio, 42,754 shares; Paul Daoust, 5,000 shares; Bruce Percelay, 5,000 shares.

(4)
Mr. Bryan served as a Board member and as Chair of the Compensation Committee in 2012.

(5)
Mr. Bullock served as Chairman of the Board and as a member of the Governance and Nominating Committee in 2012.

(6)
Mr. Ginsberg served as a Board member and as a member of the Audit Committee until June, 2012. Upon his departure from the Board, previously awarded but unvested RSUs vested fully in accordance with the Company's equity compensation plans.

(7)
Mr. Jenny served as a Board member and as a member of the Compensation Committee until June, 2012. Upon his departure from the Board, previously awarded but unvested RSUs vested fully in accordance with the Company's equity compensation plans.

(8)
Mr. McCauley served as a Board member, Chair of the Audit Committee and a member of the Governance and Nominating Committee in 2012.

(9)
Mr. Meagher served as a Board member and a member of the Audit Committee in 2012.

(10)
Mr. Robertson served as a Board member and a member and Chair of the Governance and Nominating Committee in 2012.

(11)
Ms. Tocio served as a Board member and a member of the Compensation Committee in 2012.

(12)
Mr. Daoust served as a Board member and a member of the Compensation Committee in 2012.

(13)
Mr. Percelay served as a Board member and a member of the Audit Committee beginning in June, 2012.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee,

David W. Bryan, Chairman
Mary Ann Tocio
Paul R. Daoust

Certain Relationships and Related Transactions

        Pursuant to a Stockholders' Agreement by and among the Company and certain of its stockholders dated June 26, 1997 (the "Stockholders' Agreement"), (i) each of Mr. Stewart G. MacDonald, Jr. ("Mr. S. MacDonald"), Ms. Sandra E. MacDonald ("Ms. S. MacDonald"), Mr. Daniel W. MacDonald ("Mr. D. MacDonald," and collectively, the "MacDonalds") (and any assignees or trusts created by them or under which they are beneficiaries) received "piggy-back" and demand registration rights, (ii) each of the MacDonalds granted to and received rights of first offer to purchase shares of the Company's Common Stock offered for sale by another stockholder who is a party thereto and (iii) the MacDonalds granted to the Company rights of second offer to purchase such shares.

        In 1977, Mac-Gray Co. entered into an arrangement with the Company's co-founder and then CEO that provided his wife, Ms. Evelyn C. MacDonald ("Ms. E. MacDonald"), with an annual payment following his death. The Company, through its subsidiary, Mac-Gray Services, Inc., pays Ms. E. MacDonald, the mother of Mr. S. MacDonald, the Company's CEO, a fixed amount of $104,000 per year pursuant to this arrangement, which is not evidenced by a comprehensive written agreement, and will continue to make such payments for the remainder of Ms. E. MacDonald's life.

        Although not the subject of a written policy, our Board of Directors is responsible for the annual review, approval and ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Other than compensation agreements and other arrangements which are described in "Compensation Discussion & Analysis," in 2012, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which Mac-Gray was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of the Company's capital stock or any member of any of the foregoing persons' immediate families had or will have a direct or indirect material interest.

 PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 5, 2013 by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock, (ii) each director and nominee of the Company, the CEO and each of the NEOs, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Company's Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned
Stewart G. MacDonald, Jr.(3)(4)(5)	2,456,568	16.81%
Cynthia V. Doggett(3)(6)	2,456,568	16.81%
River Road Asset Management, LLC (7)	1,375,349	9.41%
Moab Capital Partners, LLC(8)	1,329,918	9.10%
Dimensional Fund Advisors LP(9)	1,184,484	8.10%
Daniel W. MacDonald(3)(4)(10)	1,147,700	7.85%
Peter C. Bennett, R. Robert Woodburn, Jr.(3)(4)(11)	1,133,334	7.75%
Polaris Capital Management, Inc.(12)	1,042,490	7.13%
Sandra E. MacDonald(3)(4)(13)	871,904	5.97%
Richard G. MacDonald(3)(14)	871,904	5.97%
Coliseum Capital Management, LLC (15)	731,561	5.01%
Michael J. Shea(16)	368,312	2.52%
Neil F. MacLellan, III(16)	269,686	1.84%
Gilbert M. Roddy, Jr.(3)(17)	262,222	1.79%
Robert J. Tuttle(16)	155,876	1.07%
Philip Emma(16)	176,030	1.20%
Thomas E. Bullock(16)	113,575	*
Edward F. McCauley(16)	79,830	*
David W. Bryan(16)	68,702	*
Mary Ann Tocio(16)	66,133	*
William F. Meagher, Jr.(16)	46,417	*
Alastair G. Robertson(16)	29,152	*
Paul R. Daoust(16)	10,743	*
Bruce A. Percelay(16)	6,699	*
All executive officers and directors as a group (15 persons)(18)	4,033,686	27.60%

*
less than 1%

(1)
Unless otherwise indicated by footnote, the mailing address for each stockholder and director is c/o Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number and percentage of shares of the Company's Common Stock beneficially owned by a person, shares of the Company's Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 8, 2013 are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed to be outstanding for purposes of computing the percentage for any other person. As of April 5, 2013, a total of 14,614,974 shares of the Company's Common Stock were issued and outstanding.

(3)
The Company and certain stockholders of the Company, including: Stewart G. MacDonald, Jr., Sandra E. MacDonald, Daniel W. MacDonald, The Evelyn C. MacDonald Family Trust f/b/o Stewart G. MacDonald, Jr., The Evelyn C. MacDonald Family Trust f/b/o Sandra E. MacDonald, The Evelyn C. MacDonald Family Trust f/b/o of Daniel W. MacDonald (each of these sub-trusts under The Evelyn C. MacDonald Family Trust is referred to herein as a "Sub-Trust," and collectively, the "Sub-Trusts"), The Stewart G. MacDonald, Jr. 2011 Trust (the "SGM Trust"), The Daniel W. MacDonald Revocable Living Trust, the New Century Trust, the Richard G. MacDonald 2004 GST Non-Exempt Irrevocable Trust dated April 23, 2004 (the "RGM Non-Exempt Trust"), the Richard G. MacDonald 2004 GST Exempt Irrevocable Trust dated April 23, 2004 (the "RGM Exempt Trust"), The Whitney E. MacDonald GST Trust-1997, The Jonathan S. MacDonald GST Trust-1997, The Robert C. MacDonald GST Trust-1997, Cynthia V. Doggett, Chatham Viewpoints, LLC and certain other holders (who hold in the aggregate a de minimis fraction of the issued and outstanding Common Stock of the Company) are parties to a Stockholders' Agreement dated June 26, 1997 (the "Stockholders' Agreement"). The Stockholders' Agreement gives the parties thereto rights of first offer to purchase shares offered for sale by another stockholder who is a party thereto, as well as providing the Company with rights of second offer to purchase such shares. As a result of the Stockholders' Agreement, each of the parties thereto may be deemed to beneficially own all of the shares of the Company's Common Stock owned by the other parties thereto, although such beneficial ownership is not reflected in the table of shares beneficially owned.

(4)
A total of 1,133,334 shares are held in trust pursuant to The Evelyn C. MacDonald Family Trusts (the "ECM Trust"), the grantor of which is Ms. E. MacDonald. The independent trustees (the "Independent Trustees") of the ECM Trust are Peter C. Bennett ("Mr. Bennett") and R. Robert Woodburn, Jr. ("Mr. Woodburn"). In addition, each of Mr. S. MacDonald, Ms. S. MacDonald and Mr. D. MacDonald are trustees of the individual Sub-Trust under the ECM Trust of which such individual is a beneficiary. Of the 1,133,334 shares held by the ECM Trust, 566,667 shares are held in a Sub-Trust for the benefit of Mr. S. MacDonald, 0 shares are held in a Sub-Trust for the benefit of Ms. S. MacDonald, and 566,667 shares are held in a Sub-Trust for the benefit of Mr. D. MacDonald. The Independent Trustees have voting power over the shares held by the ECM Trust and the Sub-Trusts, and may be deemed to have beneficial ownership of such shares. The three trustees of each Sub-Trust (including each of Mr. S. MacDonald, Ms. S. MacDonald and Mr. D. MacDonald as to their own respective Sub-Trust) generally have the shared power to dispose of the shares attributed to such Sub-Trust and, therefore, may be deemed to have beneficial ownership of the shares held by such Sub-Trust.

(5)
Includes (i) 626,608 shares held by the SGM Trust, of which Mr. S. MacDonald serves as co-trustee and is sole beneficiary, (ii) 262,222 shares held by the New Century Trust, of which Mr. S. MacDonald is the grantor, (iii) 566,667 shares held by the ECM Trust for the benefit of Mr. S. MacDonald, of which Mr. S. MacDonald serves as co-trustee and is the beneficiary, (iv) 159,434 shares held by the wife of Mr. S. MacDonald, (v) 148,322 shares held by the minor children of Mr. S. MacDonald, (vi) 91,427 shares held by Mr. S. MacDonald directly (vii) 100,000 shares held by Chatham Viewpoints, LLC and (viii) 501,888 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 8, 2013 held by Mr. S. MacDonald. Mr. S. MacDonald may replace the shares held by the New Century Trust at any time with property of equivalent value and, therefore, may be deemed to beneficially own all such shares. Mr. S. MacDonald disclaims beneficial ownership of the shares described in (ii), (iv) and (v) of this footnote.

(6)
Includes (i) 626,608 shares held by the SGM Trust, of which Ms. Doggett serves as co-trustee with her husband, Mr. S. MacDonald, who is also sole beneficiary, (ii) 262,222 shares held by the New Century Trust, of which Ms. Doggett serves as co-trustee, (iii) 566,667 shares held by the ECM

  Trust for the benefit of Mr. S. MacDonald, who serves as co-trustee and is the beneficiary, (iv) 159,434 shares held by Ms. Doggett directly, (v) 148,322 shares held by Ms. Doggett's minor children, (vi) 91,427 shares held by Ms. Doggett's husband (Mr. S. MacDonald), (vii) 100,000 shares held by Chatham Viewpoints, LLC and (viii) 501,888 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 8, 2013 held by Ms. Doggett's husband (Mr. S. MacDonald). The shares held in the New Century Trust may be replaced at any time by the grantor, Mr. S. MacDonald, with property of equivalent value. The SGM Trust is revocable by the grantor, Mr. S. MacDonald. Ms. Doggett disclaims beneficial ownership of all of the shares described in this footnote except for the shares she holds directly.

(7)
Information is based on a Schedule 13F filed with the SEC on February 6, 2013 by River Road Asset Management, LLC ("River Road"), which is located at 462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202. Of the 1,375,349 shares beneficially owned, River Road has sole voting power over 862,409 shares.

(8)
Information is based on a Schedule 13G filed with the SEC on February 8, 2013 by Dimensional Fund Advisors LP ("Dimensional"). Dimensional, located at Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746, is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). In its role as investment adviser, sub-adviser and/or manager, neither Dimensional or its subsidiaries possesses voting and/or investment power over the securities reported herein that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the securities reported herein held by the Funds. Of the 1,184,484 shares beneficially owned, Dimensional has sole voting power over 1,162,614 shares, sole dispositive power over all shares beneficially owned and shared voting and dispositive power over none of such shares. All securities reported herein are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(9)
Information is based on a Schedule 13G/A filed with the SEC on February 14, 2013 by Moab Capital Partners, LLC ("Moab Capital"), which is located at 15 East 62nd Street, New York, NY 10065. Of the 1,329,918 shares beneficially owned, Moab Capital has sole voting power over all shares.

(10)
Includes (i) 566,667 shares held by the ECM Trust for the benefit of Daniel W. MacDonald, of which Mr. D. MacDonald serves as co-trustee and is the beneficiary, and (ii) 581,033 shares held by The Daniel W. MacDonald Revocable Living Trust, of which Mr. D. MacDonald serves as the sole trustee.

(11)
Includes 1,133,334 shares held by the ECM Trust for which Mr. Bennett and Mr. Woodburn serve as co-trustees and share voting and dispositive power. Mr. Bennett and Mr. Woodburn disclaim beneficial ownership of the shares held by the ECM Trust. Mr. Bennett's mailing address is 111 Cushing Street, Hingham, Massachusetts 02043. Mr. Woodburn's mailing address is c/o Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, MA 02199.

(12)
Information is based on a Schedule 13G/A filed with the SEC on February 21, 2013 by Polaris Capital Management, LLC ("Polaris"), which is located at 125 Summer Street, Suite 1470, Boston, Massachusetts 02110. Of the 1,042,490 shares beneficially owned, Polaris has sole investment discretion with respect to 1,042,490 shares and sole voting authority over 1,039,490 of such shares.

(13)
Includes (i) 103,965 shares held by The Whitney E. MacDonald GST Trust-1997, (ii) 103,965 shares held by The Jonathan S. MacDonald GST Trust-1997, (iii) 103,965 shares held by The Robert C. MacDonald GST Trust-1997, (iv) 290,336 shares held by the RGM Exempt Trust, of which Richard G. MacDonald is the settlor with the right to replace shares at any time with property of equal value, and (v) 272,273 shares held by Ms. S. MacDonald directly. Richard G. MacDonald ("Mr. R. MacDonald") is the sole trustee of each of the aforementioned trusts (other than the RGM Exempt Trust) and may be deemed to beneficially own all of such shares. The shares held by each of The Whitney E. MacDonald GST Trust-1997, The Jonathan S. MacDonald GST Trust-1997 and The Robert C. MacDonald GST Trust-1997 (collectively, the "GST Trusts"), may be replaced at any time by Ms. S. MacDonald, the grantor of such trusts, with property of equivalent value and, therefore, Ms. S. MacDonald may be deemed to beneficially own all such shares. Ms. S. MacDonald disclaims beneficial ownership of the shares held by the GST Trusts.

(14)
Includes (i) 103,965 shares held by The Whitney E. MacDonald GST Trust-1997, (ii) 103,965 shares held by The Jonathan S. MacDonald GST Trust-1997, (iii) 103,965 shares held by The Robert C. MacDonald GST Trust-1997, (iv) 290,336 shares held by the RGM Exempt Trust, of which Mr. R. MacDonald is the settlor with the right to replace shares at any time with property of equal value, and (v) 272,273 shares held directly by Mr. R. MacDonald's wife (Ms. S. MacDonald). The shares held by each of the GST may be replaced at any time by Ms. S. MacDonald, the grantor of such trusts, with property of equivalent value and, therefore, Ms. S. MacDonald may be deemed to beneficially own all such shares. Mr. R. MacDonald is the sole trustee of each of the aforementioned trusts (other than the RGM Exempt Trust) and may be deemed to beneficially own all of the shares held by such trusts. Mr. R. MacDonald disclaims beneficial ownership of all of the shares described in this footnote.

(15)
Information is based on a Schedule 13G/A filed with the SEC on February 13, 2013 by Coliseum Capital Management, LLC ("CCM"), Coliseum Capital, LLC ("CC"), Coliseum Capital Partners, L.P. ("CCP"), Coliseum Capital Partners II, L.P. ("CCPII"), Blackwell Partners, LLC ("Blackwell"), Adam Gray ("Gray") and Christopher Shackelton ("Shackelton" and collectively, the "Coliseum Reporting Persons"). The address of the Coliseum Reporting Persons (other than Blackwell) is Metro Center, 1 Station Place, 7th Floor South, Stamford, CT 06902 and the address of Blackwell is c/o DUMAC, LLC, 406 Blackwell Street, Suite 300, Durham, NC 27701. The Coliseum Reporting Persons may be deemed to be members of a group with respect to the shares owned of record by CCP, CCPII and Blackwell. CCP and CCPII is the record owner of 382,700 and 82,916 shares respectively, totaling 465,616 shares and Blackwell is the record owner of 265,945 shares. Of the 731,561 shares beneficially owned by the Coliseum Reporting Persons, CCM, Gray and Shackelton have shared voting and dispositive power over all shares beneficially owned, CC, CCP, and CCPII have shared voting and dispositive power over 465,616 shares beneficially owned, and Blackwell has shared voting and dispositive power over 265,945 shares beneficially owned

(16)
Includes shares issuable upon the exercise of options which are currently exercisable or exercisable within 60 days of April 8, 2013 as follows: Mr. Shea 245,858 shares, Mr. MacLellan 158,787 shares; Mr. Tuttle 113,693 shares; Mr. Emma 120,979 shares; Mr. Bullock 56,254 shares; Mr. McCauley 50,254 shares; Mr. Bryan 37,754 shares; Ms. Tocio 42,754 shares; Mr. Meagher 17,716 shares; Mr. Robertson 9,540 shares; Mr. Daoust 5,000 shares; and Mr. Percelay 5,000 shares.

(17)
All shares are held by the New Century Trust, of which Mr. Roddy serves as co-trustee. The shares held by the New Century Trust may be replaced at any time by Mr. S. MacDonald, the grantor, with property of equivalent value. Mr. Roddy disclaims beneficial ownership of all shares held by the New Century Trust. Mr. Roddy's mailing address is c/o Loring, Wolcott & Coolidge, 230 Congress Street, Boston, Massachusetts 02110.

(18)
Includes 1,506,841 shares issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days of April 8, 2013.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's executive officers, directors and beneficial owners of more than ten percent (10%) of its Common Stock are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company. Based on a review of the copies of reports furnished to the Company, and written representations that no other reports were required, the Company believes that during Fiscal 2012 all directors, officers or beneficial owners of greater than ten percent (10%) of the Company's Common Stock filed on a timely basis all reports required by Section 16(a) except that reports due on February 7, 2012 were filed on February 9, 2012 for Mssrs. MacDonald, Shea, Emma, MacLellan, Tuttle, Halsey and Ms. Serafini.

 PROPOSAL 2

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION OF MAC-GRAY CORPORATION

        The stockholders are being asked to approve an amendment (the "Charter Amendment") to the Amended and Restated Certificate of Incorporation of Mac-Gray Corporation, as amended, to lower the vote required for stockholders to amend the By-laws of the Company. The Charter Amendment would amend Article VIII, Section 2 of the Certificate of Incorporation so that the By-laws of the Company may be amended or repealed at any annual meeting or special meeting of stockholders called for such purpose, by the affirmative vote of at least a majority of shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class. The current Certificate of Incorporation requires that, unless a By-law amendment is recommended by the Board, the affirmative vote of at least three-fourths of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal in order to amend or repeal the By-laws of the Company. In the case where the Board of Directors recommends that stockholders approve a By-law amendment, such amendment only requires the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment.

        The Certificate of Incorporation allows either directors or stockholders to amend the Company's By-laws. However, given the super-majority voting standard, the current Certificate of Incorporation makes it more difficult for stockholders to amend the By-laws directly and without the support of the Board of Directors. The Charter Amendment would allow stockholders to approve By-law amendments pursuant to a majority voting standard. The text of the Charter Amendment is attached as Appendix B to this Proxy Statement and is incorporated herein by reference.

        Last year, stockholders of the Company made a similar proposal, structured as an amendment to the By-laws, that was included in the Company's proxy statement for the 2012 annual meeting of stockholders. At the 2012 annual meeting, that proposal received the affirmative vote of more than 50% of the shares entitled to vote at the meeting, but fell short of the required super-majority vote. In light of this support and after discussions with stockholders, the Board of Directors reconsidered this matter and determined that stockholders should be able to amend the By-laws of the Company by a majority vote of the shares present in person or represented by proxy. If this proposal is approved by the stockholders, the Board of Directors plans to approve a similar amendment to the By-laws of the Company.

        If the Charter Amendment is not approved, the affirmative vote of at least three-fourths of the shares present in person or represented by proxy will continue to apply for the amendment or repeal of the By-laws by the stockholders of the Company, provided that if the Board of Directors recommends that stockholders approve such amendment or repeal, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal.

Vote Required

        A quorum being present, the affirmative vote of a majority of the outstanding shares entitled to vote on the Charter Amendment shall be required to approve the amendment to the Certificate of Incorporation. Accordingly, abstentions and broker non-votes will be treated as votes cast against this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

 PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

        We are required to provide our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the Company's executive compensation. This vote is only advisory and will not be binding upon the Company or the Board. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders and encourages all stockholders to vote their shares on this matter.

        As described in the Compensation Discussion and Analysis section, our executive compensation program is designed to align our executive officers' interests with those of the stockholders by rewarding executive officers for the Company's achievement of specific annual, long-term and strategic performance goals, with the long-term objective of increasing stockholder value. We encourage stockholders to read the Compensation Discussion and Analysis section on pages 13 through 31 which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its objectives.

        We are asking our stockholders to indicate their support for our named executive officer compensation program. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the 2013 Annual Meeting:

    "RESOLVED, that the stockholders of Mac-Gray Corporation approve the overall compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, and described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement."

At our 2011 annual meeting of stockholders, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our Named Executive Officers. A majority of the votes cast on the proposal were cast in favor of holding a non-binding, advisory vote on the compensation of our Named Executive Officers on an annual basis. The Board considered the voting results with respect to the frequency proposal and other factors, and the Company currently intends to hold a non-binding, advisory vote on the compensation of our Named Executive Officers on an annual basis until the next required advisory vote on the frequency of holding non-binding, advisory votes on the compensation of our Named Executive Officers.

Vote Required

        Approval of the executive compensation resolution requires the affirmative vote of a majority of the votes properly cast for and against the resolution. For this purpose, abstentions and broker non-votes are not included in the number of votes cast for or against the proposal and therefore have no effect on the vote on the proposal. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

 PROPOSAL 4

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected McGladrey & Pullen, LLP ("McGladrey") as the Company's independent registered public accounting firm to audit the consolidated financial statement of Mac-Gray Corporation for the fiscal year ending December 31, 2013.

        Stockholder ratification of the selection of McGladrey as the Company's independent registered public accounting firm is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of McGladrey to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain McGladrey. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

        Approval of the ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and broker non-votes are not included in the number of votes cast for or against the proposal and therefore have no effect on the vote on the proposal. While this vote is non-binding, the Audit Committee will take into account the outcome of the vote when considering whether or not to retain McGladrey.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS MAC-GRAY CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for presentation at the 2013 annual meeting must be received by the Company on or before                    , 2014 to be eligible for inclusion in the Company's proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Any such proposal should be mailed to: Secretary, Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451.

        Any stockholder proposals (including recommendations of nominees for election to the Board) intended to be presented at the Company's 2014 annual meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company not later than                    , 2014 and not earlier than                    , 2014 together with all supporting documentation required by the Company's By-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

 INDEPENDENT ACCOUNTANTS

        The firm of PricewaterhouseCoopers LLP ("PwC") served as the Company's independent registered public accountants for Fiscal 2011. The firm of McGladrey & Pullen LLP ("McGladrey") has been selected to serve as the Company's independent registered public accountants for the fiscal year ending December 31, 2012. A representative of McGladrey will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

        On March 14, 2012, the Audit Committee of the Company dismissed PwC as the Company's independent registered public accounting firm.

        The audit reports of PwC on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2011 and 2010 and through March 14, 2012, there were (i) no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided PwC with a copy of a Form 8-K and requested that PwC furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter was filed as an Exhibit to the Form 8-K filed March 20, 2012.

        On March 14, 2012, following a competitive selection process, the Audit Committee approved the selection of McGladrey to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. During the fiscal years ended December 31, 2011 and 2010 and through March 14, 2012, the Company has not consulted with McGladrey regarding either (i) the application of accounting principles to any specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that McGladrey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K). McGladrey was also provided a copy of the above disclosures.

OTHER MATTERS

        The Board does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR TO VOTE THE WHITE PROXY CARD BY TELEPHONE OR VIA THE INTERNET ACCORDING TO THE INSTRUCTIONS ON THE CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY CARD OR VOTED BY TELEPHONE OR VIA THE INTERNET.

 Appendix A

INFORMATION CONCERNING PERSONS WHO ARE PARTICIPANTS IN
THE COMPANY'S SOLICITATION OF PROXIES

        The following sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the directors, nominees and executive officers of the Company who, under SEC rules, are "participants" in the Company's solicitation of proxies from its stockholders in connection with the 2013 Annual Meeting of Stockholders.

Directors and Director Nominees

        The names and principal occupations of the Company's directors and nominees who are "participants" in the Company's solicitation are set forth in the section of this Proxy Statement entitled "Election of Directors." Unless otherwise indicated below, the business addresses of the Company's directors and nominees is Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451:

Name	Business Address
Mary Ann Tocio	Bright Horizons Family Solutions Inc.
200 Talbot Avenue, South
Watertown, Massachusetts 02422
Bruce A. Percelay	The Mount Vernon Company
29 Commonwealth Avenue
Boston, Massachusetts 02116

Executive Officers

        The principal occupations of the Company's executive officers who are "participants" in the Company's solicitation of proxies are set forth below. The principal occupation refers to such person's position with the Company and the business address is Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451.

Name	Position
Stewart G. MacDonald, Jr.	Chief Executive Officer
Michael J. Shea	Executive Vice President, Chief Financial Officer and Treasurer
Philip Emma	Executive Vice President and Chief Operations Officer
Neil F. MacLellan, III	Executive Vice President, Mergers and Acquisitions
Robert J. Tuttle	Executive Vice President, Technology and Information Systems
Sheffield J. Halsey, Jr.	Executive Vice President and Chief Marketing Officer
Linda A. Serafini	Vice President, General Counsel and Secretary

Information Regarding Ownership of the Company's Securities by Participants

        Except as described in this Appendix A, or as otherwise indicated in the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement, none of the persons listed above under "Directors and Director Nominees" and "Executive Officers" owns any of the Company's securities of record but not beneficially. Except as described in this Appendix A, the number of shares of common stock of the Company held by directors, the director nominees and the named executive officers as of April 8, 2013, is set forth in the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement. Sheffield J. Halsey, Jr., our Executive Vice President and Chief Marketing Officer beneficially owned 89,410 shares of common stock of the Company as of April 8, 2013, including 65,555 shares issuable upon the exercise of options which are currently exercisable or exercisable within 60 days of April 8, 2013. Linda A. Serafini, our Vice President, General Counsel and Secretary, beneficially owned 96,553 shares of common stock of the Company as of April 8, 2013, including 75,809 shares issuable upon the exercise of options which are currently exercisable or exercisable within 60 days of April 8, 2013.

Information Regarding Transactions in the Company's Securities by Participants

        The following table sets forth purchases and sales during the past two years of shares of common stock of the Company by the persons listed above under "Directors and Director Nominees" and "Executive Officers." Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

Name	Date	Purchase/Sale of Common Stock (number of shares)	Price Per Share
David W. Bryan	8/15/12	Purchase 400 shares of Common Stock	$12.69
Thomas E. Bullock	4/18/12	Exercise of stock options, 1,000 shares of Common Stock	$3.85
Thomas E. Bullock	5/10/11	Exercise of stock options, 1,000 shares of Common Stock	$3.50
Paul Daoust	5/22/12	Purchase 500 shares of Common Stock	$13.00
Paul Daoust	5/21/12	Purchase 500 shares of Common Stock	$13.25
Paul Daoust	5/21/12	Purchase 900 shares of Common Stock	$13.20
Paul Daoust	5/18/12	Purchase 900 shares of Common Stock	$13.20
Paul Daoust	5/17/12	Purchase 800 shares of Common Stock	$13.50
Paul Daoust	5/17/12	Purchase 100 shares of Common Stock	$13.15
Paul Daoust	5/17/12	Purchase 100 shares of Common Stock	$13.14
Philip Emma	12/31/12	Purchase under ESPP, 518 shares of Common Stock	$11.61
Philip Emma	8/17/12	Exercise of stock options, 18,000 shares of Common Stock	$3.29
Philip Emma	8/17/12	Sale 6,975 shares of Common Stock	$13.03
Philip Emma	7/1/12	Purchase under ESPP, 988 shares of Common Stock	$12.95
Philip Emma	12/31/11	Purchase under ESPP, 449 shares of Common Stock	$12.76
Philip Emma	6/30/11	Purchase under ESPP, 914 shares of Common Stock	$13.89
Sheff Halsey	8/21/12	Exercise of stock options, 1,942 shares of Common Stock	$3.29
Sheff Halsey	8/21/12	Sale 854 shares of Common Stock	$13.45
Neil F. MacLellan, III	12/31/12	Purchase under ESPP, 508 shares of Common Stock	$11.61
Neil F. MacLellan, III	8/16/12	Exercise of stock options, 19,800 shares of Common Stock	$3.29
Neil F. MacLellan, III	8/16/12	Sale 10,100 shares of Common Stock	$13.20
Neil F. MacLellan, III	7/1/12	Purchase under ESPP, 979 shares of Common Stock	$12.95
Neil F. MacLellan, III	12/31/11	Purchase under ESPP, 449 shares of Common Stock	$12.76
Neil F. MacLellan, III	6/30/11	Purchase under ESPP, 914 shares of Common Stock	$13.89
Neil F. MacLellan, III	5/19/11	Sale 10,000 shares of Common Stock	$15.05
William F. Meagher, Jr.	3/12/13	Purchase 1,500 shares of Common Stock	$12.73

Name	Date	Purchase/Sale of Common Stock (number of shares)	Price Per Share
William F. Meagher, Jr.	8/15/12	Purchase 1,000 shares of Common Stock	$13.03
William F. Meagher, Jr.	5/23/12	Purchase 500 shares of Common Stock	$12.58
William F. Meagher, Jr.	12/8/11	Purchase 2,000 shares of Common Stock	$13.57
Alistair Robertson	7/27/12	Exercise of stock options, 5,231 shares of Common Stock	$8.61
Alistair Robertson	7/17/12	Exercise of stock options, 5,267 shares of Common Stock	$8.61
Linda A. Serafini	12/31/11	Purchase under ESPP, 265 shares of Common Stock	$12.76
Linda A. Serafini	6/30/11	Purchase under ESPP, 407 shares of Common Stock	$13.89
Michael J. Shea	12/31/12	Purchase under ESPP, 329 shares of Common Stock	$11.61
Michael J. Shea	8/17/12	Exercise of stock options, 19,800 shares of Common Stock	$3.29
Michael J. Shea	8/17/12	Sale 10,200 shares of Common Stock	$13.11
Michael J. Shea	7/1/12	Purchase under ESPP, 635 shares of Common Stock	$12.95
Michael J. Shea	12/31/11	Purchase under ESPP, 291 shares of Common Stock	$12.76
Michael J. Shea	6/30/11	Purchase under ESPP, 591 shares of Common Stock	$13.89
Mary Ann Tocio	3/13/13	Purchase 600 shares of Common Stock	$12.65
Mary Ann Tocio	8/14/12	Purchase 580 shares of Common Stock	$12.98
Robert J. Tuttle	3/15/13	Sale 13,712 shares of Common Stock	$12.51
Robert J. Tuttle	3/11/13	Sale 4,288 shares of Common Stock	$12.95
Robert J. Tuttle	9/10/12	Exercise of stock options, 12,000 shares of Common Stock	$3.29
Robert J. Tuttle	9/10/12	Sale 3,000 shares of Common Stock	$13.82
Robert J. Tuttle	12/6/11	Exercise of stock options, 18,000 shares of Common Stock	$3.00
Robert J. Tuttle	12/5/11	Sale 4,200 shares of Common Stock	$13.00

Miscellaneous Information Concerning Participants

        Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no person listed above under "Directors and Director Nominees" and "Executive Officers" or any of his or her "associates" beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of Mac-Gray or any of its subsidiaries. Furthermore, except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no such person or any of his or her associates is either a party to any transaction or series of similar transactions since January 1, 2012, or any currently proposed transaction or series of similar transactions (1) to which the Company or any of its subsidiaries was or is to be a party, (2) in which the amount involved exceeds $120,000 and (3) in which such person or associate had or will have a direct or indirect material interest. Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no person listed above under "Directors and Director Nominees" and "Executive Officers" or any of his or her associates has entered into any arrangement or understanding with any person with respect to (1) any future employment with the Company or its affiliates, or (2) any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, there are no contracts, arrangements or understandings by any of the persons listed under "Directors and Director Nominees" and "Executive Officers" within the past year with any person with respect to any of the Company's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no persons listed under "Directors and Director Nominees" and "Executive Officers" has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2013 Annual Meeting of Stockholders (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected, has any such interest).

 Appendix B

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
MAC-GRAY CORPORATION

        VOTED:    That the Amended and Restated Certificate of Incorporation of Mac-Gray Corporation is hereby amended by deleting Section 2 of Article VIII thereof and inserting, in lieu thereof, the following:

          "Section 2.    Amendment by Stockholders

        The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class."

B-1

 ANNUAL MEETING OF STOCKHOLDERS OF
MAC-GRAY CORPORATION

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Directions to the Goodwin Procter LLP Conference Center:

        Please note:    Exchange Place does not have a parking garage. Parking is available next door at: 75 State Street (parking garage entrance, on Broad Street).

From Points North:

        Take 1-93 South to exit 24A, Government Center    •    Get in the left lane and follow signs for Aquarium/Financial District    •    At the end of exit, bear left and proceed onto Atlantic Avenue southbound    •    Take first right onto State Street    •    Take left onto Broad Street and make right into the 75 State Street garage    •    Take elevator up to 75 State Street lobby, and exit onto Kilby Street    •    An entrance for 53 State Street (Exchange Place) is immediately across the street

From Points South:

        Take 1-93 North into the Central Artery tunnel    •    Take exit 23, Government Center     •    Stay in the left lane, turning left onto North Street at the end of the ramp (follow signs toward Government Center)    •     Take left onto Congress Street    •    Follow Congress Street past State Street to Post Office Square    •    Take left onto Milk Street    •    Continue on Milk Street until you reach Broad Street    •    Take left onto Broad Street     •    Take left into 75 State Street garage (just before State Street)    •    Take elevator up to 75 State Street lobby, and exit onto Kilby Street    •    An entrance for 53 State Street (Exchange Place) is immediately across the street

From Points West:

        Take Mass Pike (I-90) to I-93 North to exit 23, Government Center    •     Stay in the left lane, turning left onto North Street at the end of the ramp (follow signs toward Government Center)    •    Take left onto Congress Street     •    Follow Congress Street past State Street to Post Office Square     •    Take left onto Milk Street     •    Continue on Milk Street until you reach Broad Street     •    Take left onto Broad Street     •    Take left into 75 State Street garage (just before State Street)    •    Take elevator up to 75 State Street lobby, and exit onto Kilby Street    •    An entrance for 53 State Street (Exchange Place) is immediately across the street

From Logan Airport:

        Follow signs for the Ted Williams Tunnel/Mass Pike/I-90 West    •    Take the Ted Williams Tunnel to the Mass Pike (I-90) West    •    Use Exit 24-25 after leaving the Ted Williams Tunnel     •    The exit ramp runs parallel to I-90 for approximately 1/2 mile until it enters the northbound central Artery tunnel     •    Proceed north about 1/2 mile to exit 23, Government Center    •    Take left onto North Street (follow signs toward Government Center)    •    Take left onto Congress Street    •    Follow Congress Street past State Street to Post Office Square    •    Take left onto Milk Street    •    Continue on Milk Street until you reach Broad Street     •    Take left onto Broad Street    •    Take left into 75 State Street garage (just before State Street)     •    Take elevator up to 75 State Street lobby and exit onto Kilby St    •    An entrance for 53 State Street (Exchange Place) is immediately across the street

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

VOTE BY INTERNET WWW.CESVOTE.COM Use the Internet to appoint your proxy and transmit your voting instructions until 11:59 p.m. Eastern Time on [ day], June [ ], 2013. Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote. VOTE BY TELEPHONE 1-888-693-8683 Use any touch-tone telephone to appoint your proxy and transmit your voting instructions until 11:59 p.m. Eastern Time on [ day], June [ ], 2013. Have your proxy card available when you call the Toll-Free number 1-888-693-8683 and follow the simple instructions to record your vote. VOTE BY MAIL Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: Mac-Gray Corporation, c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Annual Meeting on June [ ], 2013. INTERNET www.cesvote.com • Go to the website listed above. • Have your WHITE PROXY CARD ready. • Follow the simple instructions that appear on your computer screen. TELEPHONE 1-888-693-8683 • Use any touch-tone telephone. • Have your WHITE PROXY CARD ready. • Follow the simple recorded instructions. MAIL • Mark, sign and date your WHITE PROXY CARD • Detach your WHITE PROXY CARD. • Return your WHITE PROXY CARD in the postage-paid envelope provided. The Board of Directors recommends a vote FOR both director nominees and FOR Proposals 2, 3 and 4. PROPOSAL 1 – To elect: 1 David W. Bryan and 2 Mary Ann Tocio to the Board of Directors. FOR WITHHOLD FOR BOTH, WITH BOTH FROM BOTH EXCEPTIONS INSTRUCTIONS: To withhold authority to vote for an individual Nominee, mark the “FOR BOTH, WITH EXCEPTIONS” box and write the number of the excepted nominee in the space below. PROPOSAL 2 – To approve an Amendment to the Certificate of Incorporation to allow the By-Laws of the Company to be amended or repealed by the affirmative vote of a majority of shares present in person or represented by proxy at a meeting of stockholders. FOR AGAINST ABSTAIN PROPOSAL 3 – To approve the overall compensation of the Company’s named executive officers on an advisory basis. . FOR . AGAINST ABSTAIN PROPOSAL 4 – To ratify the Company’s independent registered public accounting firm. FOR AGAINST ABSTAIN Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-Paid Envelope DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Control Number THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL Internet and telephone voting is available 24 hours a day, 7 days a week through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. c/o Corporate Election Services PO Box 3200 Pittsburgh, PA 15230-3200 NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Dated: , 2013 Signature: Title or Authority: Signature (if held jointly): PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

Proxy Solicited on Behalf of the Board of Directors 2013 Annual Meeting of Mac-Gray Corporation Stockholders June [   ], 2013, [   ] Local Time Goodwin Procter LLP Conference Center, 2nd Floor Exchange Place 53 State Street Boston, Massachusetts YOUR VOTE IS IMPORTANT Please take a moment now to vote your common shares of Mac-Gray Corporation for the upcoming Annual Meeting of Stockholders. PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS (See reverse side for instructions) WHITE PROXY CARD MAC-GRAY CORPORATION 2013 Annual Meeting of Stockholders This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby acknowledges receipt of the Notice of the 2013 Annual Meeting of Stockholders and Proxy Statement, and hereby revokes all prior proxies and appoints Mr. Stewart G. MacDonald and Mr. Michael J. Shea as proxies, and each or either of them as Proxy Holders with full power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders scheduled to be held on [    day], June [  ], 2013 at Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 at 10:00 a.m. local time and any postponement or adjournments thereof. Directions to the Goodwin Procter LLP Conference Center are located on the outside back cover of the Proxy Statement for the Annual Meeting of Stockholders to be held on June [  ], 2013 and can be found at www.goodwinprocter.com/offices. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED, AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE; FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION; FOR THE APPROVAL OF THE OVERALL COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS ON AN ADVISORY BASIS; FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM; AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Important notice regarding the availability of the proxy materials for the Annual Meeting of Stockholders to be held on June [  ], 2013: the Proxy Statement and Annual Report to Stockholders and other proxy materials are available at http://www.macgray.com/proxy. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE) Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-Paid Envelope . DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET .

QuickLinks

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE      , 2013
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS To Be Held on June     , 2013
BACKGROUND TO THE PROXY CONTEST
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING DIRECTORS/NOMINEES
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
INFORMATION REGARDING EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Exercises and Stock Vested For Fiscal 2012
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2
APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MAC-GRAY CORPORATION
PROPOSAL 3
NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL 4
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING
INDEPENDENT ACCOUNTANTS
OTHER MATTERS
  Appendix A
INFORMATION CONCERNING PERSONS WHO ARE PARTICIPANTS IN THE COMPANY'S SOLICITATION OF PROXIES
  Appendix B
AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MAC-GRAY CORPORATION
ANNUAL MEETING OF STOCKHOLDERS OF MAC-GRAY CORPORATION